As filed with the Securities and Exchange Commission on June 22, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Correvio Pharma Corp.
(Exact name of Registrant as specified in its charter)
Canada	2834	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1441 Creekside Drive, 6th Floor,
Vancouver, British Columbia,
Canada, V6J 4S7
(604) 677-6905
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
111 Eighth Avenue
New York, New York 10011
(302) 658-7581
(Name, address and telephone number of agent for service in the United States)
Copies to:
Riccardo A. Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Joseph A. Garcia Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.
Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):
A.   ☐
Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   ☑
At some future date (check the appropriate box below):

1.   ☐
pursuant to Rule 467(b) on (  ) at (  ).

2.   ☐
pursuant to Rule 467(b) on (  ) at (  ) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (  ).

3.   ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.   ☑
after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☑

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Common Shares
Preferred Shares
Debt Securities
Warrants
Units
Subscription Receipts
Total	US$250,000,000	US$250,000,000	US$31,125

(1)
There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, warrants, units and subscription receipts of the Registrant as shall have an aggregate initial offering price not to exceed US$250,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)
In United States dollars or the equivalent thereof in Canadian dollars.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)
Estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per security will be determined from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS
New Issue and Secondary Offering June 22, 2018
CORREVIO PHARMA CORP.
US$250,000,000
Common Shares
Preferred Shares
Debt Securities
Warrants
Units
Subscription Receipts
This prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of Correvio Pharma Corp. (“Correvio” or the “Company”) listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to US$250,000,000. The securities may be offered by us or by our security-holders. The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.
Our common shares (the “Common Shares”) are listed on the Toronto Stock Exchange (“TSX”) and on the Nasdaq Capital Market (“Nasdaq”), under the symbol “CORV”. On June 21, 2018, the last trading day before the date hereof, the closing price per share of our Common Shares was C$4.94 on the TSX and US$3.70 on the Nasdaq. Unless otherwise specified in an applicable prospectus supplement, our preferred shares, debt securities, subscription receipts, units and warrants will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which our securities, other than our Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See “Risk Factors”.
All information permitted under securities legislation to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus. Our securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us or any selling security-holders. In connection with any underwritten offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. See “Plan of Distribution”. A prospectus supplement will set out the names of any underwriters, dealers, agents or selling security-holders involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.
Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading “Forward-Looking Statements” and consider such risks and information in connection with an investment in the securities. See “Risk Factors”.
We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States (the “MJDS”) to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States.
Effective January 1, 2010, we adopted United States generally accepted accounting principles (“U.S. GAAP”) as the reporting standard for our consolidated financial statements and changed our reporting currency from Canadian dollars to U.S. dollars. Accordingly, the presentation of financial statements may vary in a material way from financial statements prepared in accordance with International Financial Reporting Standards. Unless otherwise indicated, all dollar amounts and references to “$” in our financial statements are to U.S. dollars.
Owning our securities may subject you to tax consequences both in Canada and the United States. Such tax consequences are not described in this prospectus and may not be fully described in any applicable prospectus supplement. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.
Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely because we are incorporated under the federal laws of Canada, most of our officers and directors and the experts named in this prospectus are Canadian residents, and a substantial portion of our assets and the assets of those officers, directors and experts are located outside of the United States.
Neither the U.S. Securities and Exchange Commission (the “SEC”), nor any state securities regulator has approved or disapproved the securities offered hereby or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.
Our head office is located at 1441 Creekside Drive, 6th Floor, Vancouver, British Columbia, Canada, V6J 4S7 and our registered office is located at Suite 2600, 595 Burrard Street, Three Bentall Centre, Vancouver, British Columbia, Canada, V7X 1L3.
Certain of the Company’s directors and officers reside outside of Canada and have appointed an agent for service of process in Canada. See “Agent for Service of Process”.
Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. The Company has not authorized anyone to provide investors with different information. Information contained on the Company’s website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. The Company will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus or any applicable prospectus supplement.

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.
Market data and certain industry forecasts used in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.
In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “US$” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. See “Exchange Rate Information”.
In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Correvio” or the “Company”, refer to Correvio Pharma Corp., either alone or together with our subsidiaries and predecessor, Cardiome Pharma Corp. (“Cardiome”), as applicable. See “Explanatory Note”.
Any trademarks, product names and company names appearing in this prospectus and any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement are the property of their respective owners.
EXPLANATORY NOTE
On March 19, 2018, Cardiome entered into an arrangement agreement (the “Arrangement Agreement”) with Cipher Pharmaceuticals Inc. (“Cipher”) and Correvio pursuant to which Cipher agreed to acquire the Canadian business portfolio of Cardiome in exchange for cash consideration of C$25.5 million, subject to shareholder approval (the “Arrangement”). On May 9, 2018, the shareholders of Cardiome approved the Arrangement which closed on May 15, 2018. Pursuant to the Arrangement, Cardiome shareholders received common shares, on a one-for-one ratio, of Correvio. Correvio obtained a substitution listing on the Nasdaq and on the TSX and is a “successor issuer”, as such term is defined in National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”) and pursuant to Rule 12g-3(a) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), of Cardiome.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, includes and incorporates by reference historical facts and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and/or “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”). Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. Forward-looking statements are necessarily based on estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate. Forward-looking statements in this prospectus, including the documents incorporated by reference herein, include, but are not limited to, statements relating to:
•
our intention to expand the indications for which we may market AGGRASTAT® (“AGGRASTAT”);

•
our expected commercialization of XYDALBATM (“XYDALBA”) in Belgium, the Netherlands, certain other European countries and select countries in the Middle East;

•
our plans to develop and commercialize product candidates and the timing of these development programs;

•
whether we will receive, and the timing and costs of obtaining, regulatory approvals in the United States, Europe and other countries;

•
our intended use of proceeds raised from equity and debt financings;

•
the cost of post-market regulation if we receive necessary regulatory approvals;

•
our ability to meet certain revenue milestones under the CRG Term Loan (as defined below);

•
clinical development of our product candidates, including the results of current and future clinical trials;

•
our ability to enroll patients in our clinical trials;

•
the benefits and risks of our product candidates as compared to others;

•
our maintenance and establishment of intellectual property rights in our product candidates;

•
our need for additional financing and our estimates regarding our capital requirements and future revenues and profitability;

•
payments and royalties expected upon the achievement of certain sales milestones;

•
our estimates of the size of the potential markets for our product candidates;

•
our selection and licensing of product candidates;

•
our potential relationships with distributors and collaborators with acceptable development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts;

•
our distributors’ and licensees’ compliance with the terms of their agreements and with relevant regulations and licenses;

•
sources of revenues and anticipated revenues, including contributions from distributors and collaborators, product sales, license agreements and other collaborative efforts for the development and commercialization of product candidates;

•
our creation and maintenance of an effective direct sales and marketing infrastructure for approved products we elect to market and sell directly;

•
our creation and maintenance of an effective logistics infrastructure for supply and delivery of our approved products;

•
the rate and degree of market acceptance of our products;

•
the pricing of our products;

•
whether we will receive and the timing and amount of reimbursement for our products;

•
the success and pricing of other competing therapies that may become available;

•
our retention and hiring of qualified employees in the future;

•
the manufacturing capacity of third-party manufacturers for our product candidates;

•
our ability to negotiate and maintain third-party manufacturing and supply contracts and the party’s performance under contract;

•
our ability to maintain or reduce third-party manufacturing costs;

•
the competition we face from other companies, research organizations, academic institutions and government agencies, and the risks such competition pose to our products;

•
the confidential information we possess about patients, customers and core business functions, and the information technologies we use to protect it;

•
our intention to continue directing a significant portion of our resources into international sales expansion;

•
our ability to get our products approved for use in hospitals; and

•
government legislation in all countries in which we already, or hope to, sell our products, and its effect on our ability to set prices, enforce patents and obtain product approvals or reimbursements.

Such forward-looking statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies, many of which, with respect to future events, are subject to change. The factors and assumptions used by us to develop such forward-looking statements include, but are not limited to, the assumption that we will be able to reach agreements with regulatory agencies on executable development programs, the assumption that recruitment to clinical trials will continue at rates similar to our completed trials, the assumption that the regulatory requirements, including patient exposure, for approval of marketing authorization applications/new drug approvals will be maintained, the assumption that genericisation of markets for AGGRASTAT will proceed according to estimates, the assumption that the time required to analyze and report the results of our clinical studies will be consistent with past timing, the assumption that market data and reports reviewed by us are accurate, the assumption that our current good relationships with our suppliers and service providers will be maintained, the assumptions relating to the availability of capital on terms that are favourable to us and the assumptions relating to the feasibility of future clinical trials.
By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed or implied by such forward-looking statements or information. In evaluating these forward-looking statements, prospective purchasers should specifically consider various factors, including the risks outlined under the heading “Risk Factors,” beginning on page 12 of this prospectus, and in the documents incorporated by reference herein. Specifically, certain risks and uncertainties that could cause such actual events or results expressed or implied by such forward-looking statements and information to differ materially from any future events or results expressed or implied by such statements and information include, but are not limited to, the risks and uncertainties related to the fact that:
•
we will have significant additional future capital needs and there are uncertainties as to our ability to raise additional funding;

•
we have a history of significant losses and a significant accumulated deficit;

•
we have a history of negative operating cash flow and may continue to experience negative operating cash flow;

•
we may not realize the anticipated benefits of past or future acquisitions or product licenses and integration of these acquisitions and any products acquired or licensed may disrupt our business and management;

•
if we are unable to make our regularly scheduled payments under our term loan or are unable to meet minimum annual revenue requirements, we could have a covenant violation;

•
we are subject to certain restrictive covenants;

•
we are dependent on five products for substantially all of our current revenues;

•
we are exposed to generic product risk which may result in a decline in sales of AGGRASTAT;

•
we have substantial competition in the life sciences industry and with respect to our products;

•
we are subject to the risks associated with product liability claims, insurance and recalls;

•
we rely on third parties for the supply and manufacture of our products, which can be unpredictable in terms of quality, cost and availability;

•
we rely on our supply chain and the supply chain of third parties to provide our products, and supply chains may fail due to inadequacies in their systems and processes, in execution and for unforeseen reasons;

•
we rely on third parties for the execution of a significant portion of our regulatory, pharmacovigilance, medical information and logistical responsibilities and such third parties may fail to meet their obligations as a result of inadequacies in their systems and processes or execution failure;

•
we rely on third party distributors in many markets to sell our products and such third parties may fail to meet their obligations;

•
government legislation could adversely impact our ability to obtain product reimbursement and economically price our products and may be difficult to interpret or comply with, resulting in additional costs to conduct our business in certain countries;

•
compulsory licensing and/or generic competition may affect our business in certain countries;

•
if we are not able to convince public payors and hospitals to include our products on their approved formulary lists, our revenues may not meet expectations and our business, results of operations and financial condition may be adversely affected;

•
our hospital customers may be late in their payments and in some cases may not pay monies owed;

•
our business may be materially adversely affected by new legislation, new regulatory requirements, and the continuing efforts of governmental and third party payors to contain or reduce the costs of healthcare through various means;

•
we rely on proprietary technology, the protection of which can be unpredictable and costly;

•
there may be an unauthorized disclosure of a significant amount of confidential information under our control;

•
clinical trials for our product candidates are expensive and time-consuming, and their outcome is uncertain;

•
the results of pre-clinical studies and initial clinical trials are not necessarily predictive of future results, and our current product candidates may not have favourable results in later trials or in the commercial setting;

•
our industry is subject to health and safety risks;

•
our approved products may not achieve or maintain expected levels of market acceptance;

•
we are dependent upon our key personnel to achieve our business objectives;

•
we are exposed to concentration of credit risk relating to major distribution relationships and customers in certain geographic regions;

•
our policies and estimates regarding returns, allowances and chargebacks may reduce revenue in future periods;

•
our inventory has a limited shelf life and may require write-downs;

•
we are exposed to risks relating to the write-down of intangible assets, which comprises a significant portion of our total assets;

•
we may face exposure to adverse movements in foreign currency exchange rates;

•
if we were to lose our foreign private issuer or our MJDS status under United States federal securities laws, we would likely incur additional expenses associated with compliance with the United States securities laws;

•
we are subject to risks inherent in foreign operations;

•
failure to comply with the General Data Protection Regulation in the European Union or other data privacy regimes could subject us to significant fines and reputational harm while compliance may result in significant costs to our business;

•
failure to comply with the United States Foreign Corrupt Practices Act (the “FCPA”), as well as the anti-bribery laws of the nations in which we conduct business (such as the United Kingdom’s Bribery Act or the Corruption of Foreign Public Officials Act of Canada) (the “CFPOA”) could subject us to penalties and other adverse consequences;

•
legislative actions, potential new accounting pronouncements, and higher insurance costs are likely to impact our future financial position or results of operations;

•
our product candidates are subject to extensive regulation, which can be costly and time consuming, cause unanticipated delays, or prevent the receipt of the required approvals to commercialize products;

•
any of our product candidates that receive regulatory approval could be subject to extensive post-market obligations that can affect sales, marketing and profitability;

•
obtaining regulatory approval in the European Union does not ensure we will obtain regulatory approval in other countries; and

•
our business depends heavily on the use of information technologies.

Other factors are described in detail in our filings with the SEC (available through the SEC’s Electronic Document Gathering and Retrieval System (“EDGAR”) at http://www.sec.gov) and the Canadian securities regulatory authorities (available on the Canadian Securities Administrators System for Electronic Document Analysis and Retrieval (“SEDAR”) at http://www.sedar.com).
Should one or more of these risks or uncertainties or a risk that is not currently known to us materialize, or should assumptions underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this prospectus or, in the case of documents incorporated by reference in this prospectus, as of the date of such documents or, in the case of any prospectus supplement, as of the date of such prospectus supplement, and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to their inherent uncertainty.

DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated by reference in this prospectus and not delivered with this prospectus may be obtained on request without charge from the Corporate Secretary of Correvio Pharma Corp. at 1441 Creekside Drive, 6th Floor, Vancouver, British Columbia, Canada, V6J 4S7, Telephone: (604) 677-6905 or by accessing the disclosure documents through the Internet on SEDAR at www.sedar.com. Documents filed with, or furnished to, the SEC are available through EDGAR at www.sec.gov.
The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces of Canada and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this prospectus:
•
the annual information form of Cardiome dated April 2, 2018 for the fiscal year ended December 31, 2017;

•
the audited consolidated financial statements of Cardiome as at and for the years ended December 31, 2017 and 2016, together with the notes thereto and the auditor’s reports thereon;

•
the management’s discussion and analysis of Cardiome’s financial condition and results of operations for the year ended December 31, 2017;

•
the unaudited interim consolidated financial statements of Cardiome as at and for the three month periods ended March 31, 2018 and 2017;

•
the management’s discussion and analysis of Cardiome’s financial condition and results of operations for the three month period ended March 31, 2018;

•
the management information circular of Cardiome dated April 6, 2018, distributed in connection with the annual and special meeting of shareholders held on May 9, 2018 (the “Circular”); and

•
each of the following material change reports:

(i)
the report dated March 22, 2018 with respect to the financial results for Cardiome’s fourth quarter and year ended December 31, 2017;

(ii)
the report dated March 29, 2018 with respect to the execution of the Arrangement Agreement to sell Cardiome’s Canadian business portfolio to Cipher by acquiring all of the outstanding shares of Cardiome, following a restructuring of Cardiome and the transfer of Cardiome’s pre-transaction assets, excluding the Canadian business portfolio, to the Company;

(iii)
the report dated April 6, 2018 with respect to the execution of a first amending agreement to Cardiome’s amended and restated term loan agreement with CRG Servicing LLC (“CRG”) managed funds dated May 11, 2017; and

(iv)
the report dated May 15, 2018 with respect to the financial results for Cardiome’s first quarter ended March 31, 2018.

Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province of Canada subsequent to the date of this short form prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.
Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a prospectus supplement and before the termination of the distribution of the securities offered pursuant to such prospectus supplement (together with this prospectus) is deemed to be incorporated by reference in such prospectus supplement.
In addition, to the extent that any document or information incorporated by reference into this prospectus is filed with, or furnished to, the SEC pursuant to the Exchange Act, after the date of this prospectus, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part (in the case of a report on Form 6-K, if and to the extent expressly provided therein).

A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Upon our filing a new annual information form and the related annual financial statements and management’s discussion and analysis, or a new annual report on Form 20-F, as applicable, with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis, or previous annual report on Form 20-F, as applicable, and all quarterly financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.
References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers; (iii) the consent of KPMG LLP; and (iv) the form of indenture relating to the debt securities that may be issued under this prospectus. A copy of the form of warrant agreement or subscription receipt agreement, as applicable, will be filed by post-effective amendments or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

EXCHANGE RATE INFORMATION
The following table sets forth, for the periods indicated, certain exchange rates based on the Bank of Canada noon exchange rate (for dates prior to March 1, 2017) or the Bank of Canada daily exchange rate (for dates on or after March 1, 2017) for one U.S. dollar, expressed in Canadian dollars. As of May 1, 2017, the Bank of Canada no longer publishes updated data for exchange rates published under previous methodologies, including daily noon and closing rates as well as high and low exchange rates.
	Year Ended December 31,			Three Months Ended March 31,
	2015	2016	2017	2017	2018
Highest rate during the period	1.3990	1.4589	1.3743	1.3513	1.3088
Lowest rate during the period	1.1728	1.2544	1.2128	1.3016	1.2288
Average exchange rate for the period(1)	1.2907	1.3231	1.2986	1.3238	1.2647
Rate at the end of the period	1.3840	1.3427	1.2545	1.3310	1.2894

(1)
Determined by averaging the rates on the last day of each month during the respective period.

On June 21, 2018, the Bank of Canada daily average rate of exchange was US$1.00 = C$1.3310.
THE COMPANY
Correvio was incorporated on March 7, 2018 under the Canada Business Corporations Act (“CBCA”). On March 19, 2018, Correvio entered into the Arrangement Agreement with Cipher and Cardiome pursuant to which Cipher agreed to acquire the Canadian business portfolio of Cardiome in exchange for cash consideration of C$25.5 million, subject to shareholder approval. On May 9, 2018, the shareholders of Cardiome approved the Arrangement which closed on May 15, 2018. Pursuant to the Arrangement, Cardiome shareholders received common shares, on a one-for-one ratio, of Correvio and Cardiome transferred all of its pre-transaction assets, excluding the Canadian business portfolio, to Correvio. Correvio obtained a substitution listing on the Nasdaq and on the TSX and has succeeded to Cardiome’s reporting obligations.
The following table lists the principal subsidiaries of Correvio and their jurisdictions of incorporation or organization. All such entities are 100% owned, directly or indirectly, by Correvio:
Subsidiary Name	Jurisdiction of Incorporation or Organization
Correvio LLC	Delaware, U.S.A.
Correvio International S.a.r.l	Switzerland
Our registered office is located at Suite 2600, 595 Burrard Street, Three Bentall Centre, Vancouver, British Columbia, Canada, V7X 1L3 and our head office and principal place of business are located at 1441 Creekside Drive, 6th Floor, Vancouver, British Columbia, Canada, V6J 4S7.
Our Business
Upon completion of the Arrangement, Correvio has acquired and holds all of Cardiome’s pre-transaction assets, other than the Canadian business portfolio acquired by Cipher under the Arrangement. As a result, Correvio is a specialty pharmaceutical company dedicated to offering patients and healthcare providers innovative therapeutic options that effectively, safely, and conveniently manage acute medical conditions to improve health and quality of life. Pursuant to the Arrangement, Correvio acquired two marketed, in-hospital cardiology products, AGGRASTAT and BRINAVESS® (“BRINAVESS”), which are commercially available in markets outside of the United States. Correvio also acquired the license to a European-approved antibiotic, XYDALBA (dalbavancin) that has been launched commercially in Germany, the United Kingdom, France, Ireland, Finland and Sweden and is expected to be commercialized in Belgium, the Netherlands, certain other European countries and select countries in the Middle East over time. Additionally, Correvio acquired the license to ZEVTERA®/MABELIO® (“ZEVTERA/MABELIO”) (ceftobiprole medocaril sodium), a cephalosporin antibiotic for the treatment of community-acquired and hospital-acquired pneumonia, which is currently marketed in Germany, Italy, the United Kingdom, France,

Austria and Switzerland. Furthermore, Correvio obtained the license to the commercialization rights to a pre-registration drug/device combination product, TREVYENT® (“TREVYENT”), for the treatment of pulmonary arterial hypertension (“PAH”) in certain regions outside the United States and the commercialization rights to cardiology products ESMOCARD® (“ESMOCARD”) and ESMOCARD LYO® (“ESMOCARD LYO”) (esmolol hydrochloride) in certain European countries.
Summary of the Products and Product Candidates Acquired
AGGRASTAT (tirofiban hydrochloride) is a reversible GP IIb/IIIa inhibitor (an intravenous anti-platelet drug) for use in patients with Acute Coronary Syndrome. AGGRASTAT is currently registered and approved in more than 60 countries worldwide.
XYDALBA (dalbavancin) was approved by the European Medicines Agency (the “EMA”) in February 2015 as a treatment for Acute Bacterial Skin and Skin Structure Infections (“ABSSSI”) in adults. Dalbavancin is commercialized under the trade name XYDALBA in certain countries outside the United States and DALVANCE® in the United States. XYDALBA was launched in Germany and the United Kingdom in December 2016, in France in February 2017, and in Sweden, Finland and the Republic of Ireland in October 2017.
BRINAVESS (vernakalant (IV)) was approved in the European Union in September 2010 and is currently registered and approved in approximately 50 countries for the rapid conversion of recent onset atrial fibrillation (“AF”) to sinus rhythm in adults, for non-surgery patients with AF of seven days or less and for use in post-cardiac surgery patients with AF of three days or less. BRINAVESS is mentioned as a first-line therapy in the European Society of Cardiology AF guidelines for the cardioversion of recent onset AF in patients with no, or minimal/moderate, structural heart disease.
Both AGGRASTAT and BRINAVESS are commercially available outside of the United States, through a direct sales force in Europe as well as through a global distributor and partner network that allows our products to be commercialized in many countries worldwide.
ZEVTERA/MABELIO (ceftobiprole medocaril sodium) is a cephalosporin antibiotic for intravenous administration with rapid bactericidal activity against a wide range of Gram-positive and Gram-negative bacteria, including methicillin-susceptible and resistant Staphylococcus aureus (MSSA, MRSA) and susceptible Pseudomonas spp. Ceftobiprole is currently approved for sale in 13 European countries and several non-European countries for the treatment of adult patients with community-acquired pneumonia (CAP) and hospital-acquired pneumonia (HAP), excluding ventilator-associated pneumonia (VAP).
TREVYENT (treprostinil sodium) is a development stage drug/device combination product that combines SteadyMed Ltd’s (“SteadyMed”) PatchPump technology, a drug delivery device, with treprostinil, a vasodilatory prostacyclin analogue to treat PAH. PatchPump is a proprietary, disposable, parenteral drug administration platform that is prefilled and preprogrammed at the site of manufacture.
ESMOCARD (esmolol hydrochloride) is indicated for the treatment of supraventricular tachycardia (except for pre-excitation syndromes) and for the rapid control of the ventricular rate in patients with AF or atrial flutter in perioperative, postoperative, or other circumstances where short-term control of the ventricular rate with a short-acting agent is desirable. ESMOCARD is also indicated for tachycardia and hypertension occurring in the perioperative phase and non-compensatory sinus tachycardia where, in the physician’s judgement, the rapid heart rate requires specific intervention. ESMOCARD is not intended for use in chronic settings.

Our Strategy
Our core strategy is to offer patients and healthcare providers innovative therapeutic options that effectively, safely, and conveniently manage acute medical conditions to improve health and quality of life. We strive to find innovative, differentiated medicines that provide therapeutic and economic value to patients, physicians and healthcare systems. Key elements of our strategy include:
•
Successfully commercializing XYDALBA in currently approved countries and seeking approvals in additional countries.   We intend to launch XYDALBA in countries where we have received approval to sell. Initially, we intend to focus our sales efforts on launching XYDALBA in the United Kingdom, Germany and France through our direct sales force. We also intend to commercialize XYDALBA in countries where the product has not yet launched, including the Nordic nations, Belgium, Ireland, and certain European countries, and to pursue approvals and subsequently launch XYDALBA in select countries in the Middle East.

•
Continuing to support the worldwide marketing of AGGRASTAT.   We intend to continue to sell AGGRASTAT in countries where it is presently approved, marketed and reimbursed for as long as these markets are economically viable. Further, we are seeking to expand the indications for which we may market AGGRASTAT through extension of the indication statement for AGGRASTAT to include “the reduction of major cardiovascular events in patients with acute myocardial infarction (ST-elevated myocardial infarction) intended for primary percutaneous coronary intervention.” AGGRASTAT has already been granted this expanded label in some countries.

•
Attaining Approval to Commercialize TREVYENT in Europe and the Middle East.   We licensed TREVYENT from SteadyMed and plan to submit regulatory filings in Europe shortly following SteadyMed’s NDA resubmission to the FDA which SteadyMed expects to occur before the end of 2018.

•
Successfully commercializing BRINAVESS in currently approved countries.   We intend to continue to sell BRINAVESS in countries where it is presently approved, marketed and reimbursed. We intend to focus our sales efforts on promoting BRINAVESS product sales in Europe via a fully dedicated direct sales force in Europe. We also intend to seek reimbursement in countries where the product has regulatory approval but has not launched in order to broaden the commercial opportunities for BRINAVESS.

•
Successfully obtaining approval for vernakalant worldwide.   We intend to seek the approval of the FDA to restart the development program for vernakalant (IV) in the United States (which is currently on clinical hold) and to continue to advance the approval and development of vernakalant (IV) elsewhere. We intend to pursue a regulatory strategy to further develop intravenous vernakalant in order to achieve its maximum potential in the treatment of acute forms of atrial fibrillation.

•
Launching ESMOCARD in Italy, France and Belgium.   We have licensed commercial rights for Italy, France and Belgium from AOP Oprhan Pharma. We anticipate commercializing ESMOCARD using our existing infrastructure.

•
Expanding our product offering and product pipeline through in-licensing and/or acquisitions.   We continuously evaluate in-licensing and acquisition opportunities that complement our product and operational capabilities. At any given time, we may have entered into confidentiality agreements, non-binding letters of intent or may be in the process of conducting due diligence with respect to potential opportunities. Priority will be given to later-stage or approved product opportunities that could be sold through our existing European in-hospital acute care sales force.

•
Leveraging external resources.   We focus our internal resources on those activities that we believe add or create the most value. We maintain a core team of professionals, consultants and staff with the necessary skill base for our operations, and contract out the specialized work required, such as pharmacovigilance, regulatory, medical information systems, commercial manufacturing and distribution to external organizations.

RECENT DEVELOPMENTS
On April 2, 2018, Cardiome announced progress by its partner SteadyMed Therapeutics towards the resubmission of a new drug application for TREVYENT for the treatment of PAH to the U.S. Food and Drug Administration (the “FDA”).
On April 6, 2018, Cardiome announced the execution of a first amending agreement to its amended and restated term loan agreement with CRG managed funds dated May 11, 2017 (the “Amending Agreement”) to provide for certain adjustments to the financial covenants with respect to minimum revenue. In consideration for entering into the Amending Agreement, CRG received 800,000 common share purchase warrants with an exercise price of  $2.50 which are subject to a four-month hold period and are exercisable until March 27, 2023.
On April 17, 2018, Cardiome announced that enrollment was completed for the Phase 4 SPECTRUM study evaluating BRINAVESS, the Company’s antiarrhythmic drug for the rapid conversion of recent onset atrial fibrillation, in the post-authorization setting in the European Union.
On May 10, 2018, Cardiome announced the results of its annual and special meeting. At the meeting, the shareholders of Cardiome approved the Arrangement, a new stock option plan and restricted share unit plan for Correvio to be effective immediately following the completion of the Arrangement, the re-election of Cardiome’s board members and the re-appointment of KPMG LLP as Cardiome’s independent registered public accounting firm.
On May 15, 2018, Cardiome announced the completion of the Arrangement. In connection with the closing of the Arrangement, Correvio entered into a second amended and restated term loan agreement dated as of May 15, 2018 with CRG managed funds (the “CRG Term Loan”).
On May 17, 2018, Correvio announced that its partner, Eddingpharm, enrolled its first patient in a randomized, double-blind, placebo-controlled, Phase 3 clinical study evaluating BRINAVESS versus placebo in patients with recent onset atrial fibrillation.
On May 17, 2018, Correvio announced that the Nasdaq and the TSX approved changes to the Company’s stock ticker symbols and the Common Shares began trading under the trading symbol “CORV” on both the Nasdaq and the TSX.
On June 6, 2018, Correvio announced that the BRINAVESS study, titled “Vernakalant in hospital emergency practice: safety and effectiveness,” published by José Carbajosa Dalmau was awarded first prize for the best work published during the year 2017 in the medical journal EMERGENCIAS, an emergency room focused medical journal in Spain.
On June 11, 2018, Correvio announced that the FDA has informed Correvio that it would be permissible to resubmit the BRINAVESS new drug application and has agreed that Correvio may schedule a pre-new drug application meeting.

RISK FACTORS
Investing in our securities involves a high degree of risk. In addition to the other information included, or incorporated by reference in this prospectus or any applicable prospectus supplement, you should carefully consider the risks described below before purchasing our securities. If any of the following risks actually occur, our business, financial condition and results of operations could materially suffer. As a result, the trading price of our securities, including our Common Shares, could decline, and you might lose all or part of your investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition and results of operations. You should also refer to the other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including our consolidated financial statements and related notes.
Risks Relating to Our Business
We will have significant additional future capital needs and there are uncertainties as to our ability to raise additional funding.
We will require significant additional capital resources to expand the commercialization and sales of our products and to further develop vernakalant (IV) in the United States (and elsewhere). Advancing our product candidates, market expansion of our currently marketed products or acquisition and development of any new products or product candidates will require considerable resources and additional access to capital markets. In addition, our future cash requirements may vary materially from those now expected. For example, our future capital requirements may increase if:
•
we experience more generic competition for AGGRASTAT from other life sciences companies or in more markets than anticipated;

•
we experience delays or unexpected increases in costs in connection with obtaining regulatory approvals or commercializing our products in the various markets where we hope to sell our products;

•
we experience unexpected or increased manufacturing or other supply chain costs;

•
we experience unexpected or increased costs relating to preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, or other lawsuits, brought by either us or our competition;

•
we experience scientific progress sooner than expected in our discovery, research and development projects, if we expand the magnitude and scope of these activities, or if we modify our focus as a result of our discoveries;

•
we are required to perform additional pre-clinical studies and clinical trials;

•
we consummate suitable business development opportunities;

•
we elect to develop, acquire or license new technologies, products or businesses; or

•
we are required to conduct pharmacoeconomic studies for reimbursement and/or Phase 4 studies for assessment of real-world use and safety.

We have a history of incurring operating losses and negative cash flows from operations. As of March 31, 2018, we had US$13.6 million in cash and cash equivalents, and, on May 15, 2018, we received C$24.5 million upon closing of the Arrangement. C$1.0 million will be received in equal increments of C$250,000 over the four successive quarters after closing of the Arrangement, subject to any indemnity claims.
We will have sufficient capital to fund our current planned operations during the twelve-month period subsequent to the issuance of our March 31, 2018 interim consolidated financial statements but will not retain sufficient cash to meet our minimum liquidity requirements under the CRG Term Loan. These factors raise substantial doubt about our ability to continue as a going concern within one year from the issuance date of our March 31, 2018 interim consolidated financial statements.

We have a history of significant losses and a significant accumulated deficit.
Although we have been involved in the life sciences industry since 1992, we had, prior to the launch of BRINAVESS and the acquisition of AGGRASTAT, XYDALBA, TREVYENT, ESMOCARD and ESMOCARD LYO and ZEVTERA/MABELIO only been engaged in research and development. Before Merck, Sharp & Dohme (“Merck”) obtained marketing approval for BRINAVESS in the European Union, Iceland and Norway in September 2010, and launched BRINAVESS in a number of European countries in 2010, none of our product candidates had been approved for marketing or commercialized. Accordingly, we have only recently begun to generate revenue from product sales and have incurred significant operating losses. Net losses for Cardiome for the years ended December 31, 2017 and 2016 were approximately $29.8 million and $19.6 million, respectively. At December 31, 2017, Cardiome’s accumulated deficit was $392.9 million. Cardiome’s losses in 2017 resulted primarily from selling, general and administration (“SG&A”) expenses associated with costs required to support the launch of XYDALBA, ZEVTERA/MABELIO, the initiation of a Canadian sales force and an increase in fees associated with business development activities. We cannot assure you that we will generate sufficient revenues in the future or achieve profitable operations.
We have a history of negative operating cash flow and may continue to experience negative operating cash flow.
We had negative operating cash flow for the financial years ended December 31, 2017 and December 31, 2016. We anticipate that we will continue to have negative cash flow unless our product sales are able to generate a positive cash flow. To the extent that we have negative operating cash flow in future periods, we may need to allocate a portion of our cash reserves to fund such negative cash flow. We may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that we will be able to generate a positive cash flow from our operations, that additional capital or other types of financing will be available when needed or that these financings will be on terms favourable to us.
We may not realize the anticipated benefits of past or future acquisitions or product licenses and integration of these acquisitions and any products acquired or licensed may disrupt our business and management.
As part of our business strategy, we may also continue to acquire additional companies, products or technologies principally related to, or complementary to, our current operations. At any given time, we may be evaluating new acquisitions of companies, products or technologies or may be exploring new licensing opportunities, and may have entered into confidentiality agreements, non-binding letters of intent or may be in the process of conducting due diligence with respect to such opportunities. Any such acquisitions will be accompanied by certain risks including, but not limited to:
•
exposure to unknown liabilities of acquired companies and the unknown issues with any associated technologies or research;

•
higher than anticipated acquisition costs and expenses;

•
the difficulty and expense of integrating operations, systems, and personnel of acquired companies;

•
disruption of our ongoing business;

•
inability to retain key customers, distributors, vendors and other business partners of the acquired company;

•
diversion of management’s time and attention; and

•
possible dilution to shareholders.

We may not be able to successfully overcome these risks and other problems associated with acquisitions and this may adversely affect our business, financial condition or results of operations.

If we are unable to make our regularly scheduled payments under the CRG Term Loan or are unable to meet minimum annual revenue covenants, we could have a covenant violation.
Under the CRG Term Loan, we are required to make regular quarterly payments and meet minimum annual revenue covenants. To the extent that we are unable to generate sufficient cash flow to make our regularly scheduled payments or meet our minimum annual revenue covenants, this could result in a breach of the facility, which would require us to repay the entire amount of the CRG Term Loan outstanding. This could have a material adverse effect on our business, financial condition and results of operations.
We are subject to certain restrictive covenants.
Restrictive covenants in the CRG Term Loan impose financial and other restrictions on us. Under the CRG Term Loan, we must meet specified financial covenants, including carrying a minimum balance of unrestricted cash and cash equivalents or meeting certain annual revenue targets. To the extent that we are not able to satisfy the requirements in the CRG Term Loan or if we are not in compliance with the specified financial covenants, as adjusted by the second amendment, including meeting certain annual revenue covenants, we may be in breach of the facility which would require us to exercise a cure right by issuing additional common shares in exchange for cash or by borrowing subordinated debt in an amount equal to two times the difference between the minimum required revenue and our revenue for the year or repay outstanding amounts. Exercising the cure right or repaying the entire amount of the CRG Term Loan outstanding could have a material adverse effect on our business, financial condition and results of operations.
We are dependent on five products for substantially all of our current revenues.
Sales of a limited number of our products represent substantially all of our current revenues. If the volume or pricing of our products decline in the future, or our cost to manufacture, distribute or market our products increase in the future, our business, financial condition and results of operations could be materially adversely affected and this could cause the market value of our common shares to decline. In addition, if these products were to become subject to any other issues, such as material adverse changes in prescription growth rates, unexpected side effects, regulatory proceedings, material product liability litigation, publicity affecting doctor or patient confidence or pressure from competitive products, the adverse impact on our business, financial condition, results of operations and the market value of our common shares could be significant.
We are exposed to generic product risk which may result in a decline in sales of AGGRASTAT.
AGGRASTAT is a mature product which faces generic competition and may experience a decline in product sales in several markets. Competition from generic equivalents that would be sold at a price that is less than the price at which we currently sell AGGRASTAT could have a materially adverse impact on our business, financial condition and operating results. Our efforts to enhance the marketing of AGGRASTAT through our direct sales force and to expand the indications for which we may market AGGRASTAT may not be successful in addressing or mitigating the effect of generic competition.
We have substantial competition in the life sciences industry and with respect to our products.
The life sciences industry is highly competitive. Many companies, as well as research organizations, currently engage in, or have in the past engaged in, efforts related to the development of products in the same therapeutic areas as we do. Due to the size of the cardiovascular market and the large unmet medical need for products that treat cardiovascular illnesses, a number of the world’s largest pharmaceutical companies are developing, or could potentially develop, products that could compete with ours. GP IIb/IIIa inhibitors that AGGRASTAT competes with include ReoPro from Eli Lilly and Company and Johnson & Johnson/Centocor, Inc., Angiomax from The Medicines Company, and Integrilin from Merck. Antiarrhythmics that BRINAVESS competes with include generic competitors such as flecainide, propafenone, ibutilide and amiodarone. Competitors of dalbavancin include Zyvox from Pfizer, Cubucin from Merck, Tygacil from Pfizer, and generic competitors such as Vancomycin and Targocid.

Many of the companies developing competing technologies and products have significantly greater financial resources and expertise in discovery, research and development, manufacturing, pre-clinical studies and clinical testing, obtaining regulatory approvals, distribution and marketing than we do. Other smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Academic institutions, government agencies and other public and private research organizations may also conduct research, seek patent protection and establish collaborative arrangements for discovery, research, clinical development and marketing of products similar to ours. There is a risk that one or more of our competitors may develop more effective or more affordable products than us and that such competitors will commercialize products that will render our product candidates obsolete. We face competition with respect to product efficacy and safety, ease of use and adaptability to various modes of administration, acceptance by physicians, the timing and scope of regulatory approvals, availability of resources, reimbursement coverage, price and patent positions of others. In addition, these companies and institutions also compete with us in recruiting and retaining qualified personnel. If we fail to develop new products or enhance our existing products in the face of such strong competition, such competition could have a material adverse effect on our business, financial condition or results of operations.
We are subject to the risks associated with product liability claims, insurance and recalls.
Our pharmaceutical products have undergone extensive clinical testing and have been approved by the applicable regulatory authorities prior to sale in the European Union and other countries or regions. Certain aspects of our clinical trials, including the design of the trials, the manufacture and storage of clinical trial material, the enrolment, dosing and follow-up of patients, the recording of trial data and the analysis of results, have been, and may in the future be, sponsored and conducted by third-party academic investigators who have not been under our supervision or control. We therefore may not have independently verified or audited the data or clinical trial sites, and may not do so in the future. Despite all reasonable efforts to ensure safety, it is possible that we, our suppliers or our distribution partners may sell products which are defectively manufactured or labelled, contain defective ingredient components or are misused. Our products may also fail to meet patient expectations or produce harmful side effects. Such unexpected quality, safety or efficacy issues may be caused by a number of factors, including manufacturing defects, harmful side effects, physician experience in prescribing our products, failure to adhere to approved labelling, failure to adhere to good clinical practices, good pharmacovigilance practices and good manufacturing practices, or the non-compliance with clinical protocols by us or our academic investigators, the presence of other harmful conditions in a clinical trial, inadequacies of product-related information conveyed to physicians or patients, or other factors or circumstances unique to the patient. Whether or not scientifically justified, such unexpected safety or efficacy concerns can arise and it may lead to product recalls, loss of or delays in market acceptance, market withdrawals, or declining sales, as well as product liability, consumer fraud and/or other claims. Additionally, we may be exposed to product liability claims as a result of the administration of the drug candidates to volunteers and patients in clinical trials. Such liability might result from claims made directly by consumers or by life sciences companies or others selling such products. It is impossible to predict the scope of injury or liability from such defects or unexpected reactions, or the impact on the market for such products of any allegations of these claims, even if unsupported, or the measure of damages which might be imposed as a result of any claims or the cost of defending such claims. Substantial damage awards and/or settlements have been handed down — notably in the United States and other common law jurisdictions — against pharmaceutical companies based on claims for injuries allegedly caused by the use of their products. The expenses of litigation or settlements, or both, in connection with any such injuries or alleged injuries and the amount of any award imposed on us in excess of existing insurance coverage, if any, may have a material adverse impact on us and on the price of our common shares. In addition, we may not be able to avoid significant product liability exposure even if we take appropriate precautions, including maintaining product liability coverage (subject to deductibles and maximum payouts) and obtaining indemnification from partners (subject to the terms of each specific agreement). Any liability that we may have as a result could have a material adverse effect on our business, financial condition and results of operations, to the extent insurance coverage for such liability is not available or that our reputation is negatively affected as a result.

We rely on third parties for the supply and manufacture of our products, which can be unpredictable in terms of quality, cost and availability.
All of our products are manufactured by third parties. The production of our products also requires raw materials obtained from third parties, and the sources and quantities of such raw materials are limited. Aside from contractual rights and remedies pertaining to our agreements, there can be no assurance that our manufacturers or raw material providers will supply sufficient quantities of our products, the products supplied will meet our quality standards, or that the products supplied will be on commercially acceptable terms. Any delays or deficiencies in the supply of products will affect the marketing and sales of our products and might expose us to financial costs, penalties, lawsuits, product recalls or reputational harm. If we were to seek alternative sources of supply, we may not be able to find alternative supply arrangements with commercially reasonable terms or at all. Also, we have committed under certain licensing and collaboration arrangements to supply third party distributors with product. If we are unable to fulfil such obligations, we may be in breach of the respective arrangements and may face financial penalties, lawsuits or other claims, weakened negotiating position in future third party agreement negotiations or reputational harm.
In addition, our third-party drug, device and chemical manufacturers are subject to various regulatory inspections, including those conducted by the FDA, to ensure strict compliance with good manufacturing practices and other government mandated quality standards regulations. While we are obligated to audit the performance of our third-party contractors, we do not have complete control over their compliance. We could be adversely impacted if our third-party manufacturers do not comply with these standards and regulations. For non-compliance, the regulatory authority may commence enforcement actions, including public warning letters, costly inspections, fines, injunctions, civil penalties, failure of the government to grant review of submissions or market approval of drugs, or cause delays, suspension or withdrawal of approvals, product seizures or recalls, operating restrictions, facility closures and criminal prosecutions. Any of this will have a material adverse impact on our business, financial condition, and results of operations.
Our third parties may also be unable to produce required amounts of chemical, drug, and/or devices at a price that has been agreed upon, or which is commercially viable.
Our third parties may elect to discontinue manufacturing our products. As a result, we may need to enter into new arrangements with alternative third parties that may be costly. The time that it takes us to find alternative third parties may cause an interruption in supplies and we may not be able to fulfil existing or new product orders, which could subject us to contractual claims or adversely affect our business, financial condition or results of operations.
We rely on our supply chain and the supply chain of third parties to provide our products, and such supply chains may fail due to inadequacies in their systems and processes, in execution, and for unforeseen reasons.
We rely on our supply chain and the supply chain of third parties to provide our products (and ingredients or components thereof). These supply chains are complex, and may fail for a variety of reasons, including for example, failure to provide adequate quality control and/or quality assurance in supply chain systems and processes, a lack of coordination between various aspects of the supply chain, failure of logistics providers, and inadequate inventory management and/or order management.
In addition, our supply and the supply chain of third parties who provide our products (and ingredients or components thereof) are global in nature, and hence subject to unforeseen problems, including for example, local regulatory risks, currency fluctuations, natural disasters, and economic, social and/or political instability within a particular country or region. If any such supply chain issues occur, we may not be able to fulfil existing or new product orders, which could subject us to contractual claims or adversely affect our business, financial condition or results of operations.
We rely on third parties for the execution of a significant portion of our regulatory, pharmacovigilance medical information, and logistical responsibilities and such third parties may fail to meet their obligations as a result of inadequacies in their systems and processes or execution failure.
We rely on third parties to perform critical services, including preclinical testing, clinical trial management, regulatory, pharmacovigilance, medical information and logistical services.

These third parties may not be available on acceptable terms when needed or, if they are available, may not comply with all regulatory and contractual requirements or may not otherwise perform their services in a timely or acceptable manner. This non-compliance may be due to a number of factors, including inadequacies in third-party systems and processes or execution failure. We may also experience unexpected cost increases that are beyond our control. As a result, we may need to enter into new arrangements with alternative third parties that may be costly. The time that it takes us to find alternative third parties may cause a delay, extension or termination of our preclinical studies, clinical trials or the commercialization of our product candidates and we may incur significant costs to replicate data that may be lost. These third parties may also have relationships with other commercial entities, some of which may compete with us. In addition, if such third parties fail to perform their obligations in compliance with regulatory requirements and our protocols, our preclinical studies or clinical trials may not meet regulatory requirements or may need to be repeated and our regulatory filings, such as our marketing authorizations or New Drug Submission (“NDS”), may not be completed correctly or within the applicable deadlines. As a result of our dependence on third parties, we may face delays or failures outside of our direct control in our efforts to develop and commercialize product candidates.
We rely on third party distributors in many markets to market and sell our products and such third parties may fail to meet their obligations.
We rely on third party distributors to market and sell our products in many markets. These distributors may not comply with all regulatory and contractual requirements or may not otherwise perform their services in a timely or acceptable manner. These distributors may not meet the minimum contractual sales requirement or the minimum sales target mutually agreed upon by both parties. The inability to meet minimum sales requirement or sales target may be due to a number of factors, including inadequate resources devoted to sell our products or failure in the distributor’s sales efforts. The distributors may be responsible for negotiating reimbursements from third party payers for the cost of our products. If our distributors cannot achieve acceptable profit margins on our products, they may reduce or discontinue the sale of our products. As a result of our dependence on third party distributors, our revenues may not meet expectations and our business, results of operations and financial condition may be adversely affected.
Government legislation could adversely impact our ability to obtain product reimbursement and economically price our products and may be difficult to interpret or comply with, resulting in additional costs to conduct our business in certain countries.
In many of the markets we sell to, sales of healthcare products are dependent in part on the availability of reimbursement to the consumer from third party payors, such as government and private insurance plans. Third party payors are increasingly challenging the effectiveness of, and prices charged for, medical products and services, and therefore uncertainty exists as to the reimbursement of existing and newly approved healthcare products. The prices of our products are subject to direct price controls by law and to drug reimbursement programs with varying price control mechanisms.
In addition, as drug costs have increased, there have been more cost containment measures taken by government and third-party private payors, including limitations on both the number of products they list for reimbursements, the conditions under which they will reimburse, and the reimbursement drug prices. For example, we are seeking, but have not yet received reimbursement for BRINAVESS in several major European markets, including Italy, the United Kingdom and France. There can be no assurance that we will be reimbursed or receive commercially viable pricing. Also, the current conditions and rules relating to the listing submissions to public and private formulary listings may change or become more onerous in the future. If we fail to achieve the listing of our products, it will affect the physicians’ decisions regarding the use of our products.
New and existing government legislation in the markets in which we sell or anticipate selling our products may also be difficult to interpret or comply with. Such difficulties may cause slower product introductions in new countries or the termination of sales of our products in existing countries. Violations of any such legislation may lead to financial penalties, product bans or claims brought by regulatory agencies or local or national governments, all of which would have adverse effects on our business, results of operations and financial condition.

Compulsory licensing and/or generic competition may affect our business in certain countries.
In a number of countries, governmental authorities and other groups have suggested that companies which manufacture medical products (e.g., pharmaceuticals) should make products available at a low cost. In some cases, governmental authorities have held that where a pharmaceutical company does not do so, its patents might not be enforceable to prevent generic competition. Alternatively, some governmental authorities could require that we grant compulsory licenses to allow competitors to manufacture and sell their own versions of our products, thereby reducing our sales or the sales of our licensee(s). In all of these situations, the results of our operations in these countries could be adversely affected.
If we are not able to convince public payors and hospitals to include our products on their approved formulary lists, our revenues may not meet expectations and our business, results of operations and financial condition may be adversely affected.
Hospitals establish formularies, which are lists of drugs approved for use in the hospital. If a drug is not included on the hospital’s formulary, the ability of our distribution partners and key account managers to promote and sell our drugs may be limited or denied. If we fail to secure and maintain formulary inclusion for our drugs on favourable terms or are significantly delayed in doing so, we may have difficulty achieving market acceptance of our drugs and our business, results of operations and financial condition could be materially adversely affected.
Our hospital customers may be late in their payments and in some cases may not pay monies owed.
Hospital customers that may purchase our products and product candidates, if approved, generally bill public payors to cover all or a portion of the costs and fees associated with these purchases. Our revenue and financial condition depend on the extent to which our customers are reimbursed for these costs and fees, and the extent to which such payments are made to us according to the timelines required by our contracts or general terms and conditions. Such payments may be delayed or withheld for many reasons, including, but not limited to, regulatory requirements of local and national governments, reimbursement requirements of public payors, the financial condition or access to capital of our customers and public payors or the deterioration of general or local economic conditions. The non-payment or late payment of amounts due from our customers and public payors may impact the timing of receipt of cash, or we may not receive the cash at all which would negatively impact our financial condition. In addition, we may have to increase our allowance for doubtful accounts or write-off accounts receivable, which would also negatively impact our financial position and results of operations. If collectability is not reasonably assured at the time of sale, we may not be able to recognize revenue until cash is collected which would make it difficult to forecast our revenues accurately. We may, as a result, experience significant unanticipated fluctuations in our revenues from period to period. Any failure to achieve anticipated revenues in a period may also cause our stock price to decline.
In addition, many European countries have been severely impacted by the widespread economic recession that began in 2008, the effect of which continued in 2017. Conditions such as a tighter credit environment, declining business and consumer confidence, as well as increased unemployment have contributed to the economic volatility in these regions. As a result of the continued turbulence in Europe, account collection from hospitals in certain regions takes longer now than in the past. Any delay in collection or an inability to collect could have a material adverse effect on our business, financial condition and results of operations.
Our business may be materially adversely affected by new legislation, new regulatory requirements, and the continuing efforts of governmental and third party payors to contain or reduce the costs of healthcare through various means.
The government and regulatory authorities in the United States, Europe and other markets in which we sell our products may propose and adopt new legislation and regulatory requirements relating to pharmaceutical approval criteria and manufacturing requirements. Such legislation or regulatory requirements, or the failure to comply with such, could adversely impact our operations and could have a material adverse effect on our business, financial condition and results of operations.
In recent years, national, federal, provincial, state, and local officials and legislators have proposed, or are reportedly considering proposing, a variety of price based reforms to the healthcare systems in the European Union, the United States and other countries. Some proposals include measures that would limit or eliminate payments for certain medical procedures and treatments or subject the pricing of pharmaceuticals to government control. Furthermore, in certain foreign markets, the pricing or profitability of healthcare products is subject to government controls and other measures that have been prepared by legislators and government officials. While we cannot predict whether any such legislative or regulatory proposals or reforms will be adopted, the adoption of any such proposals or reforms could adversely affect the commercial viability of our existing and potential products. Significant changes in the healthcare system in the European Union and other countries may have a substantial impact on the manner in which we conduct our business. Such changes could also have a material adverse effect on our business, financial condition and results of operations.
We rely on proprietary technology, the protection of which can be unpredictable and costly.
Our success depends in part upon our ability and the ability of our partners to obtain patent protection or patent licenses for our technology and products. Obtaining such patent protection or patent licenses can be costly and the outcome of any such application for patent protection and patent licenses can be unpredictable.
Our patent portfolio related to vernakalant contains issued United States and European patents (as well as other patents issued worldwide) with composition of matter claims specific to vernakalant and/or claims specific to the use of vernakalant to treat arrhythmia. Our patent portfolio related to tirofiban hydrochloride is much more limited, in that most of our patents related to the compound in a formulation have already expired or will be expiring within the next few years. We will not have any patent protection on tirofiban hydrochloride once all of the patents expire. We also rely upon the patent portfolios of our partners (where we have in-licensed a particular product).
It is impossible to anticipate the breadth or degree of protection that patents will afford products developed by us or our partners, or their underlying technology. Further, countries in which we sell our products may not protect intellectual property rights to the same extent as the laws of Europe or the United States, and may lack rules and procedures required for defending our patents. Third parties may attempt to circumvent our patents by means of alternative designs and processes. Third parties may also independently develop similar products, duplicate any of our products not under patent protection, or design around the inventions we claim in any of our existing patents, existing patent applications or future patents or patent applications. There is a risk that any patents issued relating to our products or any patents licensed to us may be successfully challenged or that the practice of our products might infringe the patents of third parties. If the practice of our products infringes the patents of third parties, we may be required to design around such patents, potentially causing increased costs and delays in product development and introduction or precluding us from developing, manufacturing or selling our planned products. In addition, disputes may arise as to the rights to know-how and inventions among our employees and consultants who use intellectual property owned by others for the work performed for our company. The scope and validity of patents which may be obtained by third parties, the extent to which we may wish or need to obtain patent licenses, and the cost and availability of such licenses are currently unknown. If such licenses are obtained, it is likely they would be royalty bearing, which could reduce our income. If licenses cannot be obtained on an economical basis, delays in market introduction of our planned products could occur or introduction could be prevented, in some cases causing the expenditure of substantial funds. If we defend or contest the validity of patents relating to our products or technology or the products or technology of a third party, we could incur substantial legal expenses with no assurance of success.
In certain instances, we or our partners may elect not to seek patent protection but instead rely on the protection of our technology through confidentiality agreements or trade secrets. The value of our assets could also be reduced to the extent that third parties are able to obtain patent protection with respect to aspects of our technology or products or that confidential measures we have in place to protect our proprietary technology are breached or become unenforceable. However, third parties may independently develop or obtain similar technology and such third parties may be able to market competing products and obtain regulatory approval through a showing of equivalency to one of our products which has obtained regulatory approval, without being required to undertake the same lengthy and expensive clinical studies that we would have already completed.

Litigation may also be necessary to enforce patents issued or licensed to us or to determine the scope and validity of a third party’s proprietary rights. We or our partners could incur substantial costs if we are required to defend ourselves in patent suits brought by third parties, if we participate in patent suits brought against or initiated by our corporate collaborators or if we initiate such suits. We or our partners may not have the necessary resources to participate in or defend any such activities or litigation. Even if we did have the resources to vigorously pursue our interests in litigation, because of the complexity of the subject matter, it is impossible to predict whether we would prevail in any such action. In addition, to the extent one of our partners controls a litigation, we may not be able to adequately protect our interests in a specific market. An adverse outcome in litigation or an interference to determine priority or other proceeding in a court or patent or selling office could subject us to significant liabilities, require disputed rights to be licensed from third parties or require us to cease using certain technology or products, any of which may have a material adverse effect on our business, financial condition and results of operations.
There may be an unauthorized disclosure of a significant amount of confidential information under our control.
We maintain and manage personal information obtained from our customers, as well as confidential information relating to our technology, research and development, production, marketing and business operations and those of our customers and collaborators, in various forms. Although we have implemented controls to protect the confidentiality of such information, there can be no assurance that such controls will be effective. Unauthorized disclosures of such information could subject us to complaints or lawsuits for damages or could otherwise have a negative impact on our business, financial condition, results of operations, reputation and credibility.
Clinical trials for our product candidates are expensive and time-consuming, and their outcome is uncertain.
Before we or our partners can obtain regulatory approval for the commercial sale of any product candidate currently under development, we are required to complete extensive clinical trials to demonstrate its safety and efficacy. Clinical trials are very expensive and difficult to design and implement. The clinical trial process is also time-consuming. The ACT 5 trial for vernakalant (IV) was terminated following a single unexpected serious adverse event of cardiogenic shock experienced by a patient in the study and the development program is currently on clinical hold in the United States. If the FDA removes the clinical hold in the United States and allows us to initiate clinical trials, the proposed scope and duration of the vernakalant (IV) clinical program required to obtain regulatory approval must be agreed to by the FDA. Even if we are able to restart the development program, there can be no assurance that the trials will be feasible or successful. Clinical trials, including the post approval safety study for vernakalant (IV), may be subject to significant delays and their outcome may be negatively affected due to various causes, including:
•
our inability to find collaboration partners;

•
our inability to manufacture or obtain sufficient quantities of materials for use in clinical trials;

•
delays in obtaining regulatory approvals to commence a study, or government intervention to suspend or terminate a study;

•
delays, suspension, or termination of the clinical trials imposed by the institutional review board or independent ethics board responsible for overseeing the study to protect research subjects at a particular study site;

•
delays in identifying and reaching agreement on acceptable terms with prospective clinical trial sites;

•
slower than expected rates of patient recruitment and enrolment;

•
uncertain dosing issues;

•
inability or unwillingness of medical investigators to follow our clinical protocols;

•
variability in the number and types of subjects available for each study and resulting difficulties in identifying and enrolling subjects who meet trial eligibility criteria;

•
delays in enrolling patients in the trial;

•
scheduling conflicts with participating clinicians and clinical institutions;

•
difficulty in maintaining contact with subjects after treatment, which results in incomplete data;

•
unforeseen safety issues or side effects;

•
lack of efficacy during the clinical trials;

•
our reliance on clinical research organizations to conduct clinical trials, which may not conduct those trials with good clinical or laboratory practices; or

•
other regulatory delays.

The results of pre-clinical studies and initial clinical trials are not necessarily predictive of future results, and our current product candidates may not have favourable results in later trials or in the commercial setting.
Pre-clinical tests and Phase 1 and Phase 2 clinical trials are primarily designed to test safety, to study pharmacokinetics and pharmacodynamics and to understand the side effects of product candidates at various doses and schedules. Success in pre-clinical or animal studies and early clinical trials does not ensure that later large scale efficacy trials will be successful nor does it predict final results. Favourable results in early trials may not be repeated in later trials.
A number of companies in the life sciences industry, including us, have suffered significant setbacks in advanced clinical trials, even after positive results in earlier trials. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. Negative or inconclusive results or adverse medical events during a clinical trial could cause a clinical trial to be delayed, repeated or terminated. In addition, failure to construct appropriate clinical trial protocols could result in the test or control group experiencing a disproportionate number of adverse events and could cause a clinical trial to be repeated or terminated. Additionally, sizing of a trial is based on previous experience of response rates in the control group to vernakalant. Failure to accurately predict event rates may lead to a clinical trial being inadequately powered resulting in an insignificant result. Pre-clinical data and the clinical results we have obtained for vernakalant (IV) and other products may not predict results from studies in larger numbers of subjects drawn from more diverse populations or in a commercial setting, and also may not predict the ability of our products to achieve their intended goals, or to do so safely.
If vernakalant (IV) fails to demonstrate sufficient safety and efficacy in ongoing or future clinical trials, we could experience potentially significant delays in, or be required to abandon development of, our product candidates currently under development.
In October 2010, we announced that patient enrolment in the ACT 5 study of vernakalant (IV) had been suspended and the vernakalant (IV) clinical development program had been placed on clinical hold by the FDA following a single unexpected serious adverse event of cardiogenic shock experienced by a patient with atrial fibrillation who received vernakalant (IV). We are continuing discussions with the FDA regarding the potential path for vernakalant (IV) in the United States; however, we have yet to reach agreement with the FDA. Until such time that we reach a resolution, vernakalant (IV) remains on clinical hold. In the event that we are unable to agree on an executable and mutually acceptable development path, vernakalant (IV) will not receive marketing approval in the United States.
Our industry is subject to health and safety risks.
We produce products for human ingestion. While we take substantial precautions such as laboratory and clinical testing, toxicology studies, quality control and assurance testing and controlled production methods, the associated health and safety risks cannot be eliminated. Products produced by us may be found to be, or to contain substances that are harmful to the health of our patients and customers and which, in extreme cases, may cause serious health conditions or death. This sort of finding may expose us to substantial risk of litigation and liability.

Further, we could be forced to discontinue production of certain products, which would harm our profitability. We maintain product liability insurance coverage; however, there is no guarantee that our current coverage will be sufficient or that we can secure insurance coverage in the future at commercially viable rates or with the appropriate limits and could have a significant adverse effect on our reputation.
Our approved products may not achieve or maintain expected levels of market acceptance.
Even if we are able to obtain regulatory approvals for our product candidates, the success of those products is dependent upon achieving and maintaining market acceptance. New product candidates that appear promising in development may fail to reach the market or may have only limited or no commercial success. Levels of market acceptance for our products could be impacted by several factors, many of which are not within our control, including but not limited to:
•
safety, efficacy, convenience and cost-effectiveness of our products compared to products of our competitors;

•
scope of approved uses and marketing approval;

•
timing of market approvals and market entry;

•
difficulty in, or excessive costs to, manufacture;

•
infringement or alleged infringement of the patents or intellectual property rights of others;

•
availability of alternative products from our competitors;

•
acceptance of the price of our products; and

•
ability to market our products effectively at the retail level.

In addition, the success of any new product will depend on our ability to either successfully build our in-house sales capabilities or to secure new, or to realize the benefits of existing, arrangements with third-party marketing or distribution partners. Seeking out, evaluating and negotiating marketing or distribution agreements may involve the commitment of substantial time and effort and may not ultimately result in an agreement. In addition, the third-party marketing or distribution partners may not be as successful in promoting our products as we had anticipated. If we are unable to commercialize new products successfully, whether through a failure to achieve market acceptance, a failure to build our own in-house sales capabilities, a failure to secure new marketing partners or to realize the benefits of our arrangements with existing marketing partners, there may be a material adverse effect on our business, financial condition and results of operations and it could cause the market value of our common shares to decline.
In addition, by the time any products are ready to be commercialized, what we believe to be the market for these products may have changed. Our estimates of the number of patients who have received or might have been candidates to use a specific product may not accurately reflect the true market or market prices for such products or the extent to which such products, if successfully developed, will actually be used by patients. Our failure to successfully introduce and market our products that are under development would have a material adverse effect on our business, financial condition, and results of operations.
We are dependent upon our key personnel to achieve our business objectives.
As a technology-driven company, intellectual input from key management and personnel is critical to achieve our business objectives. Consequently, our ability to retain these individuals and attract other qualified individuals is critical to our success. The loss of the services of key individuals might significantly delay or prevent achievement of our business objectives. In addition, because of a relative scarcity of individuals with the high degree of education and scientific achievement required for our business, competition among life sciences companies for qualified employees is intense and, as a result, we may not be able to attract and retain such individuals on acceptable terms, or at all. In addition, because we do not maintain “key person” life insurance on any of our officers, employees, or consultants, any delay in replacing such persons, or an inability to replace them with persons of similar expertise, would have a material adverse effect on our business, financial condition, and results of operations.

We also have relationships with scientific collaborators at academic and other institutions, some of whom conduct research at our request or assist us in formulating our research and development strategies. These scientific collaborators are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, even though our collaborators are required to sign confidentiality agreements prior to working with us, they may have arrangements with other companies to assist such other companies in developing technologies that may prove competitive to us.
Incentive provisions for our key executives include the granting of stock options that vest over time, designed to encourage such individuals to stay with us. However, a low share price, whether as a result of disappointing progress in our sales or development programs or as a result of market conditions generally, could render such agreements of little value to our key executives. In such event, our key executives could be susceptible to being hired away by our competitors who could offer a better compensation package. If we are unable to attract and retain key personnel our business, financial conditions and results of operations may be adversely affected.
We are exposed to concentration of credit risk relating to major distribution relationships and customers in certain geographic regions.
We have distribution contracts with certain third parties that contribute to a significant portion of our revenue. Due to the concentration of sales and receivables in these certain distributors, the credit risk associated with these accounts are of particular significance to us. If one or several of these distributors fails to fulfil its payment obligations or reduces their business with us, there may be a material adverse effect on our business, financial condition and results of operations.
Our policies and estimates regarding returns, allowances and chargebacks may reduce revenue in future periods.
Reserves on sales are calculated based on prior experience and best estimates of the impact in subsequent period in accordance with our established policy. We cannot ensure that the adequacy of the reserves or actual product returns, allowances and chargebacks will not exceed the estimates. Inadequate reserves could have a material adverse effect on our business, financial condition, and results of operations.
Our inventory has a limited shelf life and may require write-downs.
We value inventory for accounting purposes at the lower of cost determined on a first-in, first-out basis, and net realizable value. For inventory which has reached its expiration or that is close to expiration and not expected to the sold, we establish the associated reserve to reflect such inventory cost as it is not expected to be recoverable. Even though on a regular basis, management reviews the amount of inventory on hand, reviews the remaining shelf life and estimates the time required to manufacture and sell such inventory, write-down of inventory may still be required. Any write-down could have a material adverse effect on our business, financial condition, and results of operations.
We are exposed to risks relating to the write-down of intangible assets, which comprises of a significant portion of our total assets.
A significant amount of our total assets relate to our licenses, marketing rights, trade name and patents associated with BRINAVESS, AGGRASTAT, ZEVTERA/MABELIO and XYDALBA. As of December 31, 2017, the carrying value of our intangible assets was approximately $27.8 million. In accordance with U.S. GAAP, we are required to review the carrying value of our intangible assets for impairment periodically or when certain triggering events occur. In case of events such as generic competition, our inability to manufacture, or our inability to obtain sufficient raw materials, sales of the related product may decline and impairment in the carrying value of the intangible asset may have occurred. Such impairment will result in a write-down of the intangible asset and the write-down is charged to earnings during the period in which the impairment occurs. The write-down of any intangible assets could have a material adverse effect on our business, financial condition, and results of operations.
We may face exposure to adverse movements in foreign currency exchange rates.
Our loans and a portion of our revenue are denominated in U.S. dollars. However, our business has expanded internationally and, as a result, a significant portion of our revenues and expenses are denominated in Euros, Canadian dollars and other foreign currencies. A decrease in the value of such foreign currencies relative to the U.S. dollar could result in losses from currency exchange rate fluctuations. To date, we have not hedged against risks associated with foreign exchange rate exposure. We cannot be sure that any hedging techniques we may implement in the future will be successful or that our business, financial condition, and results of operations will not be materially adversely affected by exchange rate fluctuations.
If we were to lose our foreign private issuer status under United States federal securities laws, we would likely incur additional expenses associated with compliance with the United States securities laws.
As a foreign private issuer, as defined in Rule 3b-4 under the Exchange Act, we are exempt from certain of the provisions of the United States federal securities laws. Accordingly, there may be less information concerning us publicly available than there is for U.S. public companies. For example, the United States proxy rules and the Section 16 reporting and “short swing” profit rules do not apply to foreign private issuers. However, if we were to lose our status as a foreign private issuer, these regulations would immediately apply and we would also be required to commence reporting on forms required of United States companies, such as Forms 10-K, 10-Q and 8-K.
Compliance with these additional disclosure and timing requirements under U.S. securities laws would likely result in increased expenses and would require our management to devote substantial time and resources to comply with new regulatory requirements. Further, to the extent that we were to offer or sell our securities outside of the United States, we would have to comply with the more restrictive Regulation S requirements under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), that apply to U.S. companies or to foreign private issuers not eligible to use the multi-jurisdictional disclosure system, which could limit our ability to access the capital markets in the future.
We are subject to risks inherent in foreign operations.
We intend to continue to pursue international market growth opportunities, such that international sales are likely to continue, at least in the near future, to account for a significant portion of our revenue. We have committed, and intend to commit, significant resources to our international sales and marketing activities. We are subject to a number of risks associated with our international business operations and sales and marketing activities that may increase liability, costs, lengthen sales cycles and require significant management attention. These risks include:
•
compliance with the laws of the United States, Europe and other countries that apply to our international operations, including import and export legislation;

•
increased reliance on third parties to establish and maintain foreign operations;

•
the complexities and expenses of administering a business abroad;

•
complications in compliance with, and unexpected changes in, foreign regulatory requirements;

•
instability in economic or political conditions, including inflation, recession and actual or anticipated military conflicts, social upheaval or political uncertainty;

•
foreign currency fluctuations;

•
foreign exchange controls and cash repatriation restrictions;

•
tariffs and other trade barriers;

•
difficulties in collecting accounts receivable;

•
differing tax structures and related potential adverse tax consequences;

•
uncertainties of laws and enforcement relating to the protection of intellectual property or secured technology;

•
litigation in foreign court systems;

•
unauthorized copying or use of our intellectual property;

•
cultural and language differences;

•
difficulty in managing a geographically dispersed workforce in compliance with local laws and customs that vary from country to country; and

•
other factors, depending upon the country involved.

There can be no assurance that the policies and procedures we implement to address or mitigate these risks will be successful, that our personnel will comply with them or that we will not experience these factors in the future or that they will not have a material adverse effect on our business, results of operations and financial condition.
Failure to comply with the General Data Protection Regulation in the European Union or other data privacy regimes could subject us to significant fines and reputational harm while compliance may result in significant costs to our business.
Global privacy legislation, enforcement and policy activity are rapidly expanding and creating a complex data privacy compliance environment. We are headquartered in Vancouver, Canada, and have offices in many European countries including Switzerland, as well as an office in the United States. Consequently, we are subject to various privacy and data protection laws and regulations, in particular in Canada, the European Union, Switzerland and the United States. These data protection laws and regulations have rapidly evolved in recent years. For instance, the General Data Protection Regulation (the “GDPR”) came into force in the European Union on May 25, 2018. The GDPR introduces new data protection requirements in the European Union, imposes substantial fines for breaches of the data protection rules and allows local data protection authorities to publicize any enforcement action that they take, which may lead to reputational harm. It is possible that the GDPR may be interpreted or applied in a manner that is adverse to us, unforeseen by us, or otherwise inconsistent with our practices or that we may otherwise fail to construe its requirements in ways that are satisfactory to the authorities in the European Union. While we have implemented a data protection policy that is intended to comply with the GDPR, since the GDPR were adopted recently, they have not been tested and the available guidance is limited, so the steps we take to comply with the GDPR, or with similar data protection regimes in other jurisdictions, may change over time. The GDPR and similar regulations in other jurisdictions may increase our responsibility and liability in relation to personal data that we process and we may be required to put in place additional mechanisms to ensure compliance with new data protection rules in the European Union or in other jurisdictions. Additionally, complying with the enhanced obligations imposed by the GDPR and similar data protection regimes in other jurisdictions may result in significant costs to our business and require us to amend certain of our business practices.
Given the uncertainty associated with the current legal environment for data protection, it is possible that, despite best efforts, we or any of our third-party distributors, suppliers, manufacturers or regulatory service providers might run afoul of currently established or developing laws associated with data privacy. Violations of such laws might subject us to lawsuits, fines, penalties, publicity or injunctions that could negatively affect our business, financial condition or results of operations.
Failure to comply with the FCPA, as well as the anti-bribery laws of the nations in which we conduct business (such as the United Kingdom’s Bribery Act or the CFPOA), could subject us to penalties and other adverse consequences.
Our business is subject to the FCPA which generally prohibits companies and company employees from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. The FCPA also requires companies to maintain accurate books and records and internal controls, including at foreign-controlled subsidiaries. In addition, we are subject to other anti-bribery laws of the nations in which we conduct business that apply similar prohibitions as the FCPA (e.g. the United Kingdom’s Bribery Act, the CFPOA and the Organization for Economic Co-operation and Development Anti-Bribery Convention). Our employees or other agents may, without our knowledge and despite our efforts, engage in prohibited conduct under our policies and procedures and the FCPA or other anti-bribery laws that we may be subject to for which we may be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Legislative actions, potential new accounting pronouncements, and higher insurance costs are likely to impact our future financial position or results of operations.
Future changes in financial accounting standards may cause adverse, unexpected revenue fluctuations and affect our financial position or results of operations. New pronouncements and varying interpretations of pronouncements have occurred with greater frequency and are expected to occur in the future. Compliance with changing regulations of corporate governance and public disclosure may result in additional expenses. All of these uncertainties are leading generally toward increasing insurance costs, which may adversely affect our business, results of operations and our ability to purchase any such insurance, at acceptable rates or at all, in the future.
Our product candidates are subject to extensive regulation, which can be costly and time consuming, cause unanticipated delays, or prevent the receipt of the required approvals to commercialize products.
The pre-clinical and clinical trials of any products developed by us or our future collaborative partners, if any, and the manufacturing, labelling, sale, distribution, export or import, marketing, advertising and promotion of any of those products are subject to regulation by federal, provincial, state and local governmental authorities. Our product candidates are principally regulated in the United States by the FDA, in the European Union by the EMA, and by other similar regulatory authorities in other jurisdictions. Government regulation substantially increases the cost and risk of researching, developing, manufacturing and selling products. Following several widely publicized issues in recent years, the FDA and similar regulatory authorities in other jurisdictions have become increasingly focused on product safety. This development has led to requests for more clinical trial data, for the inclusion of a significantly higher number of patients in clinical trials and for more detailed analysis of trial results. Consequently, the process of obtaining regulatory approvals, particularly from the FDA, has become more costly, time consuming and challenging than in the past. Any product developed by us or our future collaborative partners, if any, must receive all relevant regulatory approvals or clearances from the applicable regulatory authorities before it may be marketed and sold in a particular country.
In connection with our pre-clinical studies and clinical trials for vernakalant (IV) and other product candidates, we are required to adhere to extensive regulations established by the applicable regulatory authorities. In general, these regulatory authorities and the regulatory process require us to conduct extensive pre-clinical studies and clinical trials of each of our product candidates in order to establish its safety and efficacy. These pre-clinical studies and clinical trials can take many years, are highly uncertain, and require the expenditure of substantial resources. We, or our future collaborative partner, if any, must obtain and maintain regulatory authorization to conduct clinical trials. Our pre-clinical research is subject to good laboratory practice and other requirements, and our clinical research is subject to good clinical practice and other requirements. Failure to adhere to these requirements could invalidate our data. In addition, the relevant regulatory authority or independent review board may modify, suspend or terminate a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits.
In addition to the risk of unfavourable results of our research, because the data obtained from our pre-clinical and clinical activities are susceptible to varying interpretations, our successful completion of the regulatory process is uncertain. We may encounter delays, such as refusals from regulatory authorities to accept our marketing applications for review. We may have limits imposed on us, or clinical trials or our product candidates. Unfavourable results from our clinical data may require us to limit the indications sought in connection with the product candidate or otherwise limit our ability to obtain the regulatory approval required from the applicable regulatory authorities to commercialize our product candidates. In addition, delays or rejections may be encountered based upon changes in regulatory policy or views during the period of product marketing, product development or the period of review of any application for regulatory approval or clearance for a product. Delays in obtaining regulatory approvals would adversely affect the marketing of any products developed by us, impose significant additional costs on us, diminish any competitive advantages that we may otherwise have attained and adversely affect our ability to receive royalties and generate revenues and profits. Accordingly, despite our expenditures and investment of time and effort, we may be unable to receive required regulatory approvals for product candidates developed by us.

We are also subject to numerous federal, provincial, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals, the environment and the use and disposal of hazardous substances used in connection with our discovery, research and development work. Although we have not yet been required to expend identifiable additional resources to comply with these regulations, the extent of government regulations may change in a manner which could have an adverse effect on the discovery, development, production, manufacturing, sales, marketing and distribution of our products, and we may be required to incur significant additional costs to comply with future laws or regulations. We cannot predict whether or not regulatory approvals will be obtained for the products we develop or, in the case of products that have been approved in one or more jurisdictions, that those products will be approved in other jurisdictions as well. Compounds developed by us, alone or with other parties, may not prove to be safe and effective in clinical trials and may not meet all of the applicable regulatory requirements needed to receive marketing approval.
Administering any of our product candidates to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical trials of our product candidates and could result in the applicable regulatory authorities denying approval of our product candidates for any or all of the targeted indications. If regulatory approval for a product is granted, the approval will be limited to those disease states and conditions for which the product is demonstrated through clinical trials to be safe and effective, and any approval granted may be too narrow to be commercially viable.
Any of our product candidates that receive regulatory approval could be subject to extensive post-market obligations that can affect sales, marketing and profitability.
With respect to any drug candidates for which we obtain regulatory approval, we will be subject to post-marketing regulatory obligations, including the requirements by the FDA, EMA and similar agencies in other jurisdictions to maintain records regarding product safety and to report to regulatory authorities serious or unexpected adverse events. Any post-approval commitments required by the regulatory agencies as a condition of approval, such as registration studies, may not be feasible. The occurrence of unanticipated serious adverse events or other safety problems could cause the governing agencies to impose significant restrictions on the indicated uses for which the product may be marketed, impose other restrictions on the distribution or sale of the product or require potentially costly post-approval studies. In addition, post-market discovery of previously unknown safety problems or increased severity or significance of a pre-existing safety signal could result in withdrawal of the product from the market and product recalls. Compliance with extensive post-marketing record keeping and reporting requirements requires a significant commitment of time and funds, which may limit our ability to successfully commercialize approved products.
In addition, manufacturing of approved drug products must comply with extensive regulations governing current good manufacturing practices. Manufacturers and their facilities are subject to continual review and periodic inspections. Failure to comply with good manufacturing practices requirements could result in a suspension of manufacturing, product recalls or even withdrawals from the market. As we will be dependent on third parties for manufacturing, we will have limited ability to ensure that any entity manufacturing products on our behalf is doing so in compliance with applicable good manufacturing practices requirements. Failure or delay by any manufacturer of our products to comply with good manufacturing practices regulations or to satisfy regulatory inspections could have a material adverse effect on us, including potentially preventing us from being able to supply products for clinical trials or commercial sales. In addition, manufacturers may need to obtain approval from regulatory authorities for product, manufacturing, or labelling changes, which requires time and money to obtain and can cause delays in product availability. We are also required to comply with good distribution practices such as maintenance of storage and shipping conditions, as well as security of products, in order to ensure product quality determined by good manufacturing practices is maintained throughout the distribution network. In addition, we are subject to regulations governing the import and export of our products.
Sales and marketing of pharmaceutical products are subject to extensive federal and state laws governing on-label and off-label advertising, scientific/educational grants, gifts, consulting and pricing. Sales, marketing and pricing activities are also potentially subject to federal and state consumer protection and unfair competition laws. Compliance with extensive regulatory requirements requires training and monitoring of the sales force, which imposes a substantial cost on us and our collaborators. To the extent our products are marketed by our collaborators, our ability to ensure their compliance with applicable regulations will be limited. In addition, we are subject to regulations governing the design, testing, control, manufacturing, distribution, labelling, quality assurance, packaging, storage, shipping, import and export of our products and product candidates. Failure to comply with applicable legal and regulatory requirements may result in negative consequences to us, including but not limited to:
•
issuance of warning letters by the FDA or other regulatory authorities;

•
fines and other civil penalties;

•
criminal prosecutions;

•
injunctions, suspensions or revocations of marketing licenses;

•
suspension of any ongoing clinical trials;

•
suspension of manufacturing;

•
delays in commercialization;

•
refusal by the FDA or other regulators to approve pending applications or supplements to approved applications filed by us or our collaborators;

•
refusals to permit products to be imported or exported to or from the United States or Europe;

•
restrictions on operations, including costly new manufacturing requirements; and

•
product recalls or seizures.

In the future, the regulatory climate might change due to changes in the FDA and other regulatory authorities’ staffing, policies or regulations and such changes could impose additional post-marketing obligations or restrictions and related costs. While it is impossible to predict future legislative or administrative action, if we are not able to maintain regulatory compliance, we will not be able to market our drugs and our business could suffer.
Obtaining regulatory approval in the European Union does not ensure we will obtain regulatory approval in other countries.
We aim to obtain regulatory approval for our drug candidates in the United States and the European Union, as well as in other countries. To obtain regulatory approval to market any FDA or EMA approved products outside of the United States or European Union, as the case may be, we must comply with numerous and varying regulatory requirements in other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA or EMA approval. The regulatory approval process in other countries may include all of the risks associated with FDA or EMA approval as well as additional, presently unanticipated risks. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval could have the same adverse effects associated with regulatory approval in the United States or the European Union, including the risk that our product candidates may not be approved for all indications requested or that such approval may be subject to limitations on the indicated uses for which the product may be marketed. In addition, any approved products will be subject to post-marketing regulations related to manufacturing standards, facility and product inspections, labelling and possibly sales and marketing.
Failure to comply with applicable regulatory requirements in other countries can result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to renew marketing applications or criminal prosecution.
Our business depends heavily on the use of information technologies.
Several key areas of our business depend on the use of information technologies, including sales and marketing, production, manufacturing and logistics, as well as clinical and regulatory matters. Despite our best efforts to prevent such behaviour, third parties may nonetheless attempt to hack into our systems and obtain data relating to our pre-clinical studies, clinical trials, patients using our products or our proprietary information on our products. If we fail to maintain or protect our information systems and data integrity effectively, we could lose existing customers, have difficulty attracting new customers, have problems in determining product cost estimates and establishing appropriate pricing, have difficulty preventing, detecting, and controlling fraud, have disputes with customers, physicians, and other health care professionals, have regulatory sanctions or penalties imposed, have increases in operating expenses, incur expenses or lose revenues as a result of a data privacy breach, or suffer other adverse consequences. While we have invested in the protection of data and information technology, there can be no assurance that our efforts, or those of our third-party collaborators, if any, or manufacturers, to implement adequate security and quality measures for data processing would be sufficient to protect against data deterioration or loss in the event of a system malfunction, or to prevent data from being stolen or corrupted in the event of a security breach. Any such loss or breach could have a material adverse effect on our business, operating results and financial condition.
Risks Relating to the Arrangement
From and after the effective time of the Arrangement, Correvio has agreed to indemnify and save harmless Cipher in respect of any claim, including relating to taxes, and from and against any and all losses arising in connection with or relating in any manner to certain assets, liabilities and obligations including the business and operations of Cardiome or its subsidiaries and Cardiome’s Canadian business portfolio in respect of the period prior to the effective time. Correvio’s indemnification obligation is subject to certain time limits and monetary caps, all as more particularly set out in the Arrangement Agreement, including a two year limit and a monetary cap of  $3,000,000 with respect to any claims or losses relating to the Canadian business portfolio. Any such liabilities, individually or in the aggregate, could have a material adverse effect on Correvio’s financial position and results of operations. Additionally, to the extent that Cipher is entitled to losses arising from an indemnification claim or damages arising from a damages claim pursuant to the Arrangement Agreement, then Cipher may have the right to set-off any losses or damages to which Cipher may be entitled to against the holdback amount of C$1,000,000.
Risks Relating to the Offering
Market for our securities.
There is currently no market through which our securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable prospectus supplement, our preferred shares, debt securities, subscription receipts, units and warrants will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell preferred shares, debt securities, subscription receipts, units or warrants purchased under this prospectus. This may affect the pricing of our securities, other than our common shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for our securities, other than our Common Shares, will develop or, if developed, that any such market will be sustained.
Subsequent offerings will result in dilution to our shareholders.
We may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into equity securities) and may issue additional equity securities to finance operations, acquisitions or other projects. We cannot predict the size of future issuances of equity securities or the size and terms of future issuances of debt instruments or other securities convertible into equity securities or the effect, if any, that future issuances and sales of our securities will have on the market price of our Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, possibly substantial, to securityholders. Exercises of presently outstanding share options may also result in dilution to securityholders.
Our board of directors has the authority to authorize certain offers and sales of additional securities without the vote of, or prior notice to, our shareholders. Based on the need for additional capital to fund expected expenditures and growth, it is likely that we will issue additional securities to provide such capital.

Such additional issuances may involve the issuance of a significant number of our Common Shares at prices less than the current market price for the Common Shares.
Sales of substantial amounts of our securities, or the availability of such securities for sale, could adversely affect the prevailing market prices for our securities and dilute investors’ earnings per share. A decline in the market prices of our securities could impair our ability to raise additional capital through the sale of securities should we desire to do so.
The price of our Common Shares has experienced volatility and may be subject to fluctuation in the future based on market conditions.
The market prices for the securities of life sciences companies, including our own, have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. In addition, because of the nature of our business, certain factors such as our announcements, competition from new therapeutic products or technological innovations, government regulations, fluctuations in our operating results, results of clinical trials, public concern regarding the safety of drugs generally, general market conditions and developments in patent and proprietary rights can have an adverse impact on the market price of our Common Shares. For example, since January 1, 2018, the closing price of our common shares on the TSX has ranged from a low of C$1.70 to a high of C$5.20 and the closing price of our common shares on the Nasdaq has ranged from a low of US$1.38 to a high of US$4.00.
Any negative change in the public’s perception of our prospects could cause the price of our securities, including the price of our Common Shares, to decrease dramatically. Furthermore, any negative change in the public’s perception of the prospects of life sciences companies in general could depress the price of our securities, including the price of our Common Shares, regardless of our results. In the past, following declines in the market price of a company’s securities, securities class-action litigation is often instituted. Litigation of this type, if instituted, could result in substantial costs and a diversion of our management’s attention and resources.
Future issuances of equity securities by us or sales by our existing shareholders may cause the price of our securities to fall.
The market price of our equity securities could decline as a result of issuances of securities by us or sales by our existing shareholders of Common Shares in the market, or the perception that these sales could occur, during the currency of this prospectus. Sales of our Common Shares by shareholders pursuant to this prospectus or otherwise might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in earnings per share.
You may be unable to enforce actions against us, certain of our directors and officers, or the experts named in this prospectus under U.S. federal securities laws.
We are a corporation organized under the federal laws of Canada. Most of our directors and officers, as well as the experts named in this prospectus, reside principally in Canada. Because all or a substantial portion of our assets and the assets of these persons are located outside of the United States, it may not be possible for you to effect service of process within the United States upon us or those persons. Furthermore, it may not be possible for you to enforce against us or those persons in the United States, judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us, certain of our directors and officers or the experts named in this prospectus.
The debt securities will be unsecured and will rank equally in right of payment with all of our other future unsecured debt.
If we decide to issue debt securities, such securities will be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The debt securities will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities.
Anti-takeover provisions could discourage a third party from making a takeover offer that could be beneficial to our shareholders.
Some of the provisions in our articles of incorporation and by-laws could delay or prevent a third party from acquiring us or replacing members of our board of directors, even if the acquisition or the replacements would be beneficial to our shareholders. Such provisions include the following:
•
our board of directors can, without shareholder approval, issue preferred shares having any terms, conditions, rights and preferences that the board determines; and

•
shareholders must give advance notice to nominate directors or to submit proposals for consideration at shareholders’ meetings.

These provisions could also reduce the price that certain investors might be willing to pay for our securities and result in the market price for our securities, including the market price for our common shares, being lower than it would be without these provisions.
We will have broad discretion over the use of the net proceeds of an offering of our securities and we may not use these proceeds in a manner desired by our shareholders.
We will have broad discretion over the use of the net proceeds from an offering of our securities. Because of the number and variability of factors that will determine our use of such proceeds, our ultimate use might vary substantially from our planned use. You may not agree with how we allocate or spend the proceeds from an offering of our securities. We may pursue acquisitions, collaborations or clinical trials that do not result in an increase in the market value of our securities, including the market value of our Common Shares, and may increase our losses.
We do not intend to pay dividends in the foreseeable future.
We have never declared or paid any dividends on our Common Shares. We intend, for the foreseeable future, to retain our future earnings, if any, to finance our commercial activities and further research and the expansion of our business. The payment of future dividends, if any, will be reviewed periodically by our board of directors and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, financial requirements to fund our commercial activities, development and growth, and other factors that our board of directors may consider appropriate in the circumstances.
We have outstanding stock options and restricted share units which, if exercised or vested, could cause dilution to existing shareholders.
At June 21, 2018, we had 3,664,874 stock options issued and outstanding with a weighted average exercise price of C$5.03 per common share and 47,872 restricted share units (“RSUs”) issued and outstanding. Stock options are likely to be exercised when the market price of our Common Shares exceeds the exercise price of such stock options. RSUs will vest when all conditions set forth in our restricted share unit plan and the applicable grant agreement have either been waived or satisfied The exercise of such stock options or vesting of RSUs and the subsequent resale of such Common Shares in the public market could adversely affect the prevailing market price and our ability to raise equity capital in the future at a time and price which we deem appropriate. We may also enter into commitments in the future which would require the issuance of additional Common Shares and we may grant additional share purchase warrants, stock options or RSUs. Any share issuances from treasury will result in immediate dilution to existing shareholders’ percentage ownership interest in us.

USE OF PROCEEDS
Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities to advance our business objectives outlined above under “Our Strategy”. More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement.
PRIOR SALES
The following table sets forth information in respect of our Common Shares that we issued upon the exercise of options granted under both Cardiome’s incentive stock option plan and Correvio’s incentive stock option plan during the twelve-month period preceding the date of this prospectus:
Exercise Date	Number of Shares	Exercise Price
June 23, 2017	200,000	C$	2.45
August 15, 2017	14,444	C$	1.70
August 25, 2017	19,964	C$	1.70
November 3, 2017	3,100	C$	1.65
March 26, 2018	200,000	C$	1.65
March 27, 2018	7,943	C$	1.70
March 28, 2018	8,702	C$	1.70
March 28, 2018	3,104	C$	1.65
Total	457,257

The following table sets forth information in respect of options to acquire our Common Shares that we granted under both Cardiome’s incentive stock option plan and Correvio’s incentive stock option plan during the twelve-month period preceding the date of this prospectus:
Grant Date	Number of Options	Grant Price
August 14, 2017	25,000	C$	5.05
August 14, 2017	42,500	US$	3.92
March 23, 2018	700,000	C$	2.49
March 23, 2018	275,000	US$	1.91
June 19, 2018	40,000	C$	4.85
June 19, 2018	65,000	US$	.3.68
Total	1,147,500

The following table sets forth information in respect of securities that we issued, other than on exercise of stock options as set out above, during the twelve-month period preceding the date of this prospectus:
Issuance Date	Type of Security	Number of Securities	Issue Price
September 12, 2017	Common shares	11,783	US$2.41(1)
September 13, 2017	Common shares	20,360	US$2.33(1)
September 14, 2017	Common shares	10,100	US$2.34(1)
September 15, 2017	Common shares	18,346	US$2.33(1)
September 18, 2017	Common shares	36,170	US$2.34(1)
September 19, 2017	Common shares	4,500	US$2.31(1)
October 2, 2017	Common shares	50,000	US$2.07(2)
October 3, 2017	Common shares	52,125	US$1.95(2)
October 3, 2017	Common shares	15,200	US$2.07(1)
October 4, 2017	Common shares	50,000	US$2.03(2)

Issuance Date	Type of Security	Number of Securities	Issue Price
October 5, 2017	Common shares	20,831	US$1.92(2)
October 5, 2017	Common shares	3,400	US$2.05(1)
October 6, 2017	Common shares	50,000	US$2.03(2)
October 6, 2017	Common shares	1,000	US$2.05(1)
October 9, 2017	Common shares	21,497	US$1.92(2)
October 9, 2017	Common shares	741	US$2.06(1)
October 10, 2017	Common shares	50,000	US$1.99(2)
October 10, 2017	Common shares	4,400	US$2.06(1)
October 11, 2017	Common shares	39,355	US$2.05(1)
October 12, 2017	Common shares	50,000	US$2.01(2)
October 12, 2017	Common shares	126,478	US$2.06(1)
October 16, 2017	Common shares	50,000	US$1.94(2)
October 18, 2017	Common shares	50,000	US$1.84(2)
October 20, 2017	Common shares	50,000	US$1.77(2)
Total		786,286

Notes:
(1)
Shares were issued pursuant to the Amended and Restated At-the-Market Issuance Sales Agreement dated March 7, 2016 with FBR Capital Markets & Co. and MLV & Co. LLC and proceeds were used for general corporate purposes.

(2)
Shares were issued pursuant to the Purchase Agreement dated January 12, 2016 with Lincoln Park Capital Fund, LLC and proceeds were used for general corporate purposes.

The following table sets forth information in respect of our Common Shares that we issued upon the vesting of restricted share units granted under both Cardiome’s restricted share unit plan and Correvio’s restricted share unit plan during the twelve-month period preceding the date of this prospectus:
Vest Date	Number of Shares	Exercise Price
July 4, 2017	155	Nil
August 11, 2017	3,599	Nil
August 25, 2017	19,964	Nil
September 1, 2017	86	Nil
September 14, 2017	348	Nil
November 15, 2017	4,903	Nil
December 6, 2017	1,693	Nil
December 18, 2017	1,874	Nil
January 15, 2018	1,403	Nil
February 1, 2018	412	Nil
March 28, 2018	10,086	Nil
April 3, 2018	2,509	Nil
Total	47,032

MARKET FOR SECURITIES
Our Common Shares are listed on the TSX in Canada and on the Nasdaq in the United States, under the trading symbol “CORV”.
The following table sets forth, for the periods indicated, the reported high, low and closing prices (in Canadian dollars) and volume traded on the TSX.
Month	High	Low	End	Total Volume
June 2017	C$6.00	C$5.00	C$5.86	105,676
July 2017	C$6.06	C$5.16	C$5.28	52,526
August 2017	C$5.81	C$2.63	C$3.04	554,310
September 2017	C$3.06	C$2.49	C$2.68	302,964
October 2017	C$2.67	C$1.64	C$2.27	565,731
November 2017	C$2.39	C$1.68	C$1.75	470,804
December 2017	C$2.15	C$1.75	C$1.91	402,794
January 2018	C$2.06	C$1.8	C$1.85	365,592
February 2018	C$1.89	C$1.65	C$1.79	188,616
March 2018	C$3.08	C$1.78	C$3.01	878,959
April 2018	C$3.15	C$2.65	C$2.98	314,305
May 2018(1)	C$3.13	C$2.8	C$2.95	113,095
June 1 – 21, 2018	C$5.44	C$2.68	C$4.94	763,338

Notes:
(1)
Pursuant to the Arrangement, the TSX approved the listing of the Common Shares in substitution for the common shares of Cardiome. On May 17, 2018, the TSX approved changes to the Company’s stock ticker symbol and the Common Shares began trading under the trading symbol “CORV”. Cardiome previously traded on the TSX under the stock ticker symbol “COM”.

The following table sets forth, for the periods indicated, the reported high, low and closing prices (in U.S. dollars) and volume traded on the Nasdaq.
Month	High	Low	End	Total Volume
June 2017	$4.60	$3.69	$4.52	310,278
July 2017	$4.83	$4.15	$4.21	193,275
August 2017	$4.29	$2.10	$2.44	1,056,638
September 2017	$2.50	$2.00	$2.14	283,913
October 2017	$2.17	$1.29	$1.76	800,717
November 2017	$1.86	$1.29	$1.38	407,997
December 2017	$1.72	$1.37	$1.55	286,353
January 2018	$1.65	$1.46	$1.52	179,024
February 2018	$1.53	$1.33	$1.43	184,323
March 2018	$2.38	$1.37	$2.32	1,348,393
April 2018	$2.45	$2.08	$2.35	426,519
May 2018(1)	$2.45	$2.00	$2.20	150,495
June 1 – 21, 2018	$4.16	$2.06	$3.70	2,083,151

Notes:
(1)
Pursuant to the Arrangement, the Nasdaq approved the listing of the Common Shares in substitution for the common shares of Cardiome. On May 17, 2018, the Nasdaq approved changes to the Company’s stock ticker symbol and the Common Shares began trading under the trading symbol “CORV”. Cardiome previously traded on the Nasdaq under the stock ticker symbol “CRME”.

EARNINGS COVERAGE
If we offer debt securities having a term to maturity in excess of one year or preferred shares under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.
CONSOLIDATED CAPITALIZATION
Since March 31, 2018, the date of our financial statements for the most recently completed financial period, there have been no material changes in our consolidated share and loan capital other than as outlined under “Prior Sales” and to give effect to the Arrangement. For information on the issuance of shares pursuant to the exercise of options pursuant to our incentive stock option plan and Common Share purchase warrants, see “Prior Sales”.
The following table sets out the share and loan capital of the Company as at the dates indicated, before and after giving effect to the Arrangement.
Capital	Amount outstanding as of March 31, 2018	Amount outstanding assuming completion of the Arrangement	Amount outstanding as at June 21, 2018
Common Shares	1	34,868,962	34,871,471
Options	Nil	3,600,057	3,664,874
Warrants	Nil	1,500,000	1,500,000
Long term debt	Nil	$41,185,963	$41,185,963

DESCRIPTION OF SHARE CAPITAL
Correvio’s share capital consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of June 21, 2018, Correvio had 34,871,471 Common Shares issued and outstanding and no preferred shares of any series issued and outstanding. In addition, as of June 21, 2018, there were 3,664,874 Common Shares issuable upon the exercise of outstanding stock options at a weighted-average exercise price of C$5.03 per common share and 694,060 Common Shares reserved for future grant or issuance under our stock option plan. There are also 1,500,000 Common Shares issuable upon the exercise of common share purchase warrants of the Company and 47,872 restricted share units issued and outstanding.
Common Shares
All of our Common Shares are of the same class and, once issued, rank equally as to entitlement to dividends (if, as and when declared by the board of directors of the Company), voting powers (one vote per common share) and participation in assets upon dissolution, liquidation or winding-up. No Common Shares have been issued subject to call or assessment. The Common Shares contain no pre-emptive or conversion rights and have no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds. Provisions as to the modification, amendment or variation of such rights or provisions are contained in Correvio’s articles and by-laws and in the CBCA.
Preferred Shares
We may issue preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.
DESCRIPTION OF DEBT SECURITIES
In this description of debt securities, “we”, “us”, “our” or “Correvio” refer to Correvio Pharma Corp., but not to its subsidiaries. This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture, or the indenture, to be entered into between us and one or more trustees. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the CBCA. A copy of the form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the debt securities. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.
We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.
General
The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:
•
the title of the debt securities;

•
the aggregate principal amount of the debt securities;

•
the percentage of principal amount at which the debt securities will be issued;

•
whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

•
whether the payment of the debt securities will be guaranteed by any other person;

•
the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

•
whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•
the place or places we will pay principal, premium, if any, and interest and the place or places where debt securities can be presented for registration of transfer or exchange;

•
whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•
whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•
whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;

•
the denominations in which we will issue any registered debt securities, if other than denominations of US$1,000 and any multiple of US$l,000 and, if other than denominations of US$5,000, the denominations in which any unregistered debt security shall be issuable;

•
whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our Common Shares or other property;

•
whether payments on the debt securities will be payable with reference to any index or formula;

•
whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

•
whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;

•
the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

•
any changes or additions to events of default or covenants;

•
the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

•
whether the holders of any series of debt securities have special rights if specified events occur;

•
any mandatory or optional redemption or sinking fund or analogous provisions;

•
the terms, if any, for any conversion or exchange of the debt securities for any other securities;

•
rights, if any, on a change of control;

•
provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and

•
any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.
We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.
We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).
Ranking and Other Indebtedness
Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.
Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.
Debt Securities in Global Form
The Depositary and Book-Entry
Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.
The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.
So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.
Discontinuance of Depositary’s Services
If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.
Debt Securities in Definitive Form
A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of US$1,000 and integral multiples of US$1,000 and unregistered securities will be issuable in denominations of US$5,000 and integral multiples of US$5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.
At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.
The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.
We shall not be required to:
•
issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

•
register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•
exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

•
issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation
The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:
•
we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

•
the successor person (if not us) assumes all of our obligations under the debt securities and the indenture; and

•
we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the indenture.
Additional Amounts
Unless otherwise specified in the applicable prospectus supplement, all payments made by or on behalf of us under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Canadian Taxes”) unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.
If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the debt securities, we will pay as additional interest such additional amounts (the “Additional Amounts”) as may be necessary so that the net amount received by a holder of the debt securities after such withholding or deduction will not be less than the amount such holder of the debt securities would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders of the debt securities, other than excluded holders (as defined herein), that are exempt from withholding but required to pay tax under Part XIII of the Income Tax Act (Canada) (the “ITA”), directly on amounts otherwise subject to withholding); provided, however, that no Additional Amounts will be payable with respect to a payment made to a holder of the debt securities, or an excluded holder, in respect of the beneficial owner thereof:
•
with which we do not deal at arm’s length (for purposes of the ITA) at the time of the making of such payment;

•
which is subject to such Canadian Taxes by reason of the debt securities holder’s failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

•
which is subject to such Canadian Taxes by reason of the debt securities holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the debt securities or the receipt of payments thereunder; or

•
which is subject to such Canadian Taxes because it is not entitled to the benefit of an otherwise applicable tax treaty by reason of the legal nature of such holder of the debt securities.

We will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. We will pay all taxes, interest and other liabilities which arise by virtue of any failure of us to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. We will furnish to the holder of the debt securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us.
Whenever in the indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other payment under or with respect to a debt security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or could be payable in respect thereof.

The foregoing obligations shall survive any termination, defeasance or discharge of the indenture.
Tax Redemption
If and to the extent specified in the applicable prospectus supplement, the debt securities of a series will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if  (1) we determine that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in the applicable prospectus supplement if any date is so specified, we have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any debt security of such series as described under “Additional Amounts” or (b) on or after a date specified in the applicable prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be proposed, which, in any such case, in the written opinion to us of legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any debt security of such series and (2) in any such case, we, in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us; provided however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such Additional Amounts were a payment in respect of the debt securities then due, and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.
In the event that we elect to redeem the debt securities of such series pursuant to the provisions set forth in the preceding paragraph, we shall deliver to the trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem the debt securities of such series pursuant to their terms.
Provision of Financial Information
We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee:
•
within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F or Form 20-F, as applicable, or any successor form; and

•
within 20 days after the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a company with securities listed on the TSX, whether or not we have any of the debt securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles provided, however, that we shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

Events of Default
Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:
•
we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

•
we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

•
we fail to make any required sinking fund or analogous payment for that series of debt securities;

•
we fail to observe or perform any of the covenants described in the section “— Merger, Amalgamation or Consolidation” for a period of 30 days;

•
we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

•
a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the time of the indenture relating to this prospectus or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of US$5,000,000 and 2% of our shareholders’ equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the “Accelerated Indebtedness”) and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Accelerated Indebtedness, then (i) if the Accelerated Indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the debt securities relating to this prospectus until 30 days after such indebtedness has been accelerated, or (ii) if the Accelerated Indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such Accelerated Indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the indenture governing the debt securities relating to this prospectus; or (B) if such Accelerated Indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the indenture relating to this prospectus;

•
certain events involving our bankruptcy, insolvency or reorganization; and

•
any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:
•
the entire principal and interest and premium, if any, of the debt securities of the series; or

•
if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.
Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.
We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.
No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•
the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

•
the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•
the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.
Defeasance
When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:
•
we will be discharged from the obligations with respect to the debt securities of that series; or

•
we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.
To exercise our defeasance option, we must deliver to the trustee:
•
an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•
an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•
a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.
In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:
•
no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

•
we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•
other customary conditions precedent are satisfied.

Modification and Waiver
Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:
•
change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

•
reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

•
reduce the amount of principal of a debt security payable upon acceleration of its maturity;

•
change the place or currency of any payment;

•
affect the holder’s right to require us to repurchase the debt securities at the holder’s option;

•
impair the right of the holders to institute a suit to enforce their rights to payment;

•
adversely affect any conversion or exchange right related to a series of debt securities;

•
change the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

•
reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.
We may modify the indenture without the consent of the holders to:
•
evidence our successor under the indenture;

•
add covenants or surrender any right or power for the benefit of holders;

•
add events of default;

•
provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•
establish the forms of the debt securities;

•
appoint a successor trustee under the indenture;

•
add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

•
cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•
comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

•
change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
The Trustee
The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.
The indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.
Resignation of Trustee
The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service
In connection with the indenture, we will designate and appoint CT Corporation System, 111 Eighth Avenue, New York, New York, 10011, as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.
Enforceability of Judgments
Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.
We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.
We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.

DESCRIPTION OF WARRANTS
General
This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.
We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.
This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.
The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.
Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.
Original purchasers are further advised that in certain Canadian provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. A Canadian purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.
Equity Warrants
The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:
•
the designation and aggregate number of equity warrants;

•
the price at which the equity warrants will be offered;

•
the currency or currencies in which the equity warrants will be offered;

•
the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•
the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

•
the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

•
whether we will issue fractional shares;

•
whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

•
the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

•
the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

•
whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•
material U.S. and Canadian federal income tax consequences of owning the equity warrants; and

•
any other material terms or conditions of the equity warrants.

Debt Warrants
The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:
•
the designation and aggregate number of debt warrants;

•
the price at which the debt warrants will be offered;

•
the currency or currencies in which the debt warrants will be offered;

•
the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

•
the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

•
the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•
the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•
the minimum or maximum amount of debt warrants that may be exercised at any one time;

•
whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

•
material U.S. and Canadian federal income tax consequences of owning the debt warrants; and

•
any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS
Correvio may issue units, which may consist of one or more Common Shares, warrants or any combination of securities as is specified in the relevant prospectus supplement. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:
•
the designation and aggregate number of units being offered;

•
the price at which the units will be offered;

•
the designation, number and terms of the securities comprising the units and any agreement governing the units;

•
the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

•
whether it will apply to list the units on any exchange;

•
material U.S. and Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the Securities comprising the units; and

•
any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS
We may issue subscription receipts that are exchangeable for our equity securities and/or other securities. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. This description will include, without limitation, where applicable:
•
the number of subscription receipts;

•
the price at which the subscription receipts will be offered;

•
the terms, conditions and procedures for the exchange of the subscription receipts into or for our equity securities and/or other securities;

•
the number of our equity securities and/or other securities that may be issued or delivered upon exchange of each subscription receipt; and

•
whether the subscription receipts will be issued in fully registered or global form.

Our equity securities and/or other securities issued or delivered upon the exchange of subscription receipts will be issued for no additional consideration.
Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.
Original purchasers are further advised that in certain Canadian provinces and territories the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. A Canadian purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

CERTAIN INCOME TAX CONSIDERATIONS
The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder.
The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.
SELLING SECURITY-HOLDERS
Our Common Shares may be sold under this prospectus by way of a secondary offering by or for the account of certain of our security-holders. The prospectus supplement that we will file in connection with any offering of our Common Shares by selling security-holders will include the following information:
•
the names of the selling security-holders;

•
the number or amount of our Common Shares owned, controlled or directed by each selling security-holder;

•
the number or amount of our Common Shares being distributed for the account of each selling security-holder;

•
the number or amount of securities to be owned by the selling security-holders after the distribution and the percentage that number or amount represents of the total number of our outstanding securities; and

•
whether our Common Shares are owned by the selling security-holders both of record and beneficially, of record only or beneficially only.

PLAN OF DISTRIBUTION
New Issue
We may issue our securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (ii) in connection with acquisitions of assets or shares or another entity or company.
Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:
•
the name or names of any underwriters, dealers or other placement agents;

•
the number and the purchase price of, and form of consideration for, our securities;

•
any proceeds to us; and

•
any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

Our securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be “at the market distributions” as defined in National Instrument 44-102 — Shelf Distributions, including sales made directly on the TSX, the Nasdaq or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to the Company.
Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.
Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
No underwriter or dealer involved in an “at the market distribution” as defined under applicable Canadian securities legislation, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an offering of our securities or effect any other transactions that are intended to stabilize the market price of our securities.
In connection with any offering of our securities, other than an “at the market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
Secondary Offering
This prospectus may also, from time to time, relate to the offering of our Common Shares by certain selling security-holders.
The selling security-holders may sell all or a portion of our Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If our Common Shares are sold through underwriters or broker-dealers, the selling security-holders will be responsible for underwriting discounts or commissions or agent’s commissions. Our Common Shares may be sold by the selling security-holders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, as follows:
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the writing of options, whether such options are listed on an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales;

•
sales pursuant to Rule 144 under the U.S. Securities Act;

•
broker-dealers may agree with the selling security-holders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

If the selling security-holders effect such transactions by selling our Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security-holders or commissions from purchasers of our Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of our Common Shares or otherwise, the selling security-holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our Common Shares in the course of hedging in positions they assume. The selling security-holders may also sell our Common Shares short and deliver our Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security-holders may also loan or pledge our Common Shares to broker-dealers that in turn may sell such shares.
The selling security-holders may pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell our Common Shares from time to time pursuant to this prospectus or any supplement to this prospectus filed under General Instruction II.L. of Form F-10 under the U.S. Securities Act, amending, if necessary, the list of selling security-holders to include, pursuant to a prospectus amendment or prospectus supplement, the pledgee, transferee or other successors in interest as selling security-holders under this prospectus. The selling security-holders also may transfer and donate our Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling security-holders and any broker-dealer participating in the distribution of our Common Shares may be deemed to be “underwriters” within the meaning of the U.S. Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the U.S. Securities Act. At the time a particular offering of our Common Shares is made, a prospectus supplement, if required, will be distributed which will identify the selling security-holders and provide the other information set forth under “Selling Security-holders”, set forth the aggregate amount of our Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security-holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, our Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states our Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any security-holder will sell any or all of our Common Shares registered pursuant to the registration statement, of which this prospectus forms a part.
The selling security-holders and any other person participating in such distribution will be subject to applicable provisions of Canadian securities legislation and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of our Common Shares by the selling security-holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of our Common Shares to engage in market-making activities with respect to our Common Shares. All of the foregoing may affect the marketability of our Common Shares and the ability of any person or entity to engage in market-making activities with respect to our Common Shares.
Once sold under the shelf registration statement, of which this prospectus forms a part, our Common Shares will be freely tradable in the hands of person other than our affiliates.

AUDITORS, TRANSFER AGENT AND REGISTRAR
KPMG LLP was appointed as our auditor at Cardiome’s annual and special meeting of shareholders held on May 9, 2018. KPMG LLP is located at 11th Floor, 777 Dunsmuir Street, P.O. Box 10426 Pacific Centre, Vancouver, British Columbia, Canada, V7Y 1K3. KPMG LLP has reported on Cardiome’s fiscal 2017, 2016 and 2015 audited consolidated financial statements, which have been filed with the securities regulatory authorities and incorporated by reference herein. KPMG LLP are the auditors of the Company and have confirmed with respect to the Company, that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations.
Our transfer agent and the registrar for our Common Shares in Canada is Computershare Investor Services Inc. located at 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, Canada, V6C 3B9 and 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1 and, in the United States is Computershare Trust Company, N.A. located at 800 – 350 Indiana Street, Golden, Colorado 80401.
AGENT FOR SERVICE OF PROCESS
W. James O’Shea, Mark Corrigan and Robert Meyer, directors of the Company, and Justin Renz, Chief Financial Officer of the Company, reside outside of Canada and have appointed the following agent for service of process in Canada:
Name of Person	Name and Address of Agent
W. James O’Shea, Mark Corrigan, Robert Meyer and Justin Renz	Correvio Pharma Corp. 1441 Creekside Drive, 6th Floor, Vancouver, British Columbia, Canada, V6J 4S7
Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.
LEGAL MATTERS
Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to matters of U.S. law. As of the date of this prospectus, the partners and associates of Blake, Cassels & Graydon LLP beneficially own, directly or indirectly, less than 1% of our outstanding Common Shares.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.
You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through SEDAR and any document we file with, or furnish to, the SEC at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Certain of our filings are also electronically available on EDGAR, and may be accessed at www.sec.gov.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a company incorporated under the CBCA. Most of our directors and officers, and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company’s assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.
We filed with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this prospectus.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification.
Our directors and officers are entitled to indemnification in the following circumstances:
(a)
Under the Canada Business Corporations Act, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation, or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of that association with the corporation or other entity. A corporation may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, the other entity for which the individual acted as a director or officer in a similar capacity at the corporation’s request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the corporation or other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above. The corporation may advance moneys to a director, officer or other individual for the costs, charges, and expenses of a proceeding referred to above. The individual shall repay the moneys if he or she does not fulfill the conditions set forth above to qualify for indemnification.

(b)
Our bylaws provide that we will indemnify any of our directors, former directors, officers, and former officers and other parties specified by the bylaws against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them for any civil, criminal, administrative, investigative or other proceeding to which they are or may be made a party by reason of having been a director or officer (or acting in a similar capacity) of the corporation or such other entity.

(c)
We have entered into indemnity agreements (“Indemnity Agreements”) with certain of our officers and directors, pursuant to which we are obligated to indemnify and hold harmless such persons against all costs, charges, and expenses, including any amounts paid to settle actions or satisfy judgments, reasonably incurred by them in respect of any civil, criminal, administrative, investigative, or other proceeding to which they are made a party by reason of being or having been an officer or director. However, such indemnification obligations arise only to the extent that the party seeking indemnification was acting honestly and in good faith with a view to our best interests, and, in the case of criminal or administrative actions or proceedings enforced by monetary penalties, that such person had reasonable grounds for believing that his or her conduct was lawful. Under these Indemnity Agreements, we may advance to the indemnified parties the expenses incurred in defending any such actions or proceedings, but if the director or officer does not meet the conditions to qualify for indemnification, such amounts shall be repaid.

As permitted by the Canada Business Corporations Act, we have purchased directors’ and officers’ liability insurance that, under certain circumstances, insures its directors and officers against the costs of defense, settlement, or payment of a judgment.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
II-1

Exhibits
The following exhibits have been filed as part of the Registration Statement:
Exhibit No.	Description
4.1
Annual Information Form of the Registrant for the fiscal year ended December 31, 2017, dated as of April 2, 2018 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on April 3, 2018 (File No. 000-29338)).

4.2
Audited consolidated financial statements of the Registrant as at and for the fiscal years ended December 31, 2017 and 2016, together with the notes thereto and the auditor’s reports thereon (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the SEC on April 3, 2018 (File No. 000-29338)).

4.3
Management’s discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2017 (incorporated by reference to Exhibit 99.3 to the Registrant’s Report on Form 6-K, furnished to the SEC on April 3, 2018 (File No. 000-29338)).

4.4
Unaudited interim consolidated financial statements of the Registrant as at and for the three months ended March 31, 2018 and 2017 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the SEC on May 15, 2018 (File No. 000-29338)).

4.5
Management’s discussion and analysis of the financial condition and results of operations of the Registrant for the three months ended March 31, 2018 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on May 15, 2018 (File No. 000-29338)).

4.6
Management information circular of the Registrant dated April 6, 2018, distributed in connection with the annual and special meeting of shareholders of the Registrant held on May 9, 2018 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on April 13, 2018 (File No. 000-29338)).

4.7
Material change report dated March 22, 2018, with respect to the financial results for the Registrant’s fourth quarter and fiscal year ended December 31, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on March 22, 2018 (File No. 000-29338)).

4.8
Material change report dated March 29, 2018, with respect to the execution of a definitive agreement to sell Cardiome Pharma Corp.’s Canadian business portfolio to Cipher Pharmaceuticals Inc. by acquiring all of the outstanding shares of Cardiome Pharma Corp., following a restructuring of Cardiome Pharma Corp. and the transfer of Cardiome Pharma Corp.’s pre-transaction assets, excluding the Canadian business portfolio, to the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on March 29, 2018 (File No. 000-29338)).

4.9
Material change report dated April 6, 2018, with respect to the execution of a first amending agreement to the Registrant’s amended and restated term loan agreement with CRG Servicing LLC managed funds dated May 11, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on April 9, 2018 (File No. 000-29338)).

4.10
Material change report dated May 15, 2018, with respect to the financial results for the Registrant’s first quarter ended March 31, 2018 (incorporated by reference to Exhibit 99.3 to the Registrant’s Report on Form 6-K, furnished to the SEC on May 15, 2018 (File No. 000-29338)).

5.1	Consent of KPMG.
6.1	Powers of Attorney (included in Part III of this Registration Statement).
7.1	Form of Indenture.*

*
To be filed by amendment.

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking.
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.
Item 2. Consent to Service of Process.
(a)
Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)
Pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, the Registrant will designate at a later date a Canadian trustee (the “Canadian Trustee”) under the indenture included as Exhibit 7.1 hereto, and will cause the Canadian Trustee to file with the Commission at such later date a written irrevocable consent and power of attorney on Form F-X.

(c)
Pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, the Registrant will designate at a later date a U.S. trustee (the “U.S. Trustee”) under the indenture included as Exhibit 7.1 hereto, and will file at such later date an application for determining the U.S. Trustee’s eligibility under the Trust Indenture Act of 1939, as amended.

(d)
Any change to the name or address of the Registrant’s and the Canadian Trustee’s agent for service of process shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

EXHIBIT INDEX
Exhibit No.	Description
4.1
Annual Information Form of the Registrant for the fiscal year ended December 31, 2017, dated as of April 2, 2018 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on April 3, 2018 (File No. 000-29338)).

4.2
Audited consolidated financial statements of the Registrant as at and for the fiscal years ended December 31, 2017 and 2016, together with the notes thereto and the auditor’s reports thereon (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the SEC on April 3, 2018 (File No. 000-29338)).

4.3
Management’s discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2017 (incorporated by reference to Exhibit 99.3 to the Registrant’s Report on Form 6-K, furnished to the SEC on April 3, 2018 (File No. 000-29338)).

4.4
Unaudited interim consolidated financial statements of the Registrant as at and for the three months ended March 31, 2018 and 2017 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the SEC on May 15, 2018 (File No. 000-29338)).

4.5
Management’s discussion and analysis of the financial condition and results of operations of the Registrant for the three months ended March 31, 2018 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on May 15, 2018 (File No. 000-29338)).

4.6
Management information circular of the Registrant dated April 6, 2018, distributed in connection with the annual and special meeting of shareholders of the Registrant held on May 9, 2018 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on April 13, 2018 (File No. 000-29338)).

4.7
Material change report dated March 22, 2018, with respect to the financial results for the Registrant’s fourth quarter and fiscal year ended December 31, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on March 22, 2018 (File No. 000-29338)).

4.8
Material change report dated March 29, 2018, with respect to the execution of a definitive agreement to sell Cardiome Pharma Corp.’s Canadian business portfolio to Cipher Pharmaceuticals Inc. by acquiring all of the outstanding shares of Cardiome Pharma Corp., following a restructuring of Cardiome Pharma Corp. and the transfer of Cardiome Pharma Corp.’s pre-transaction assets, excluding the Canadian business portfolio, to the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on March 29, 2018 (File No. 000-29338)).

4.9
Material change report dated April 6, 2018, with respect to the execution of a first amending agreement to the Registrant’s amended and restated term loan agreement with CRG Servicing LLC managed funds dated May 11, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on April 9, 2018 (File No. 000-29338)).

4.10
Material change report dated May 15, 2018, with respect to the financial results for the Registrant’s first quarter ended March 31, 2018 (incorporated by reference to Exhibit 99.3 to the Registrant’s Report on Form 6-K, furnished to the SEC on May 15, 2018 (File No. 000-29338)).

5.1	Consent of KPMG.
6.1	Powers of Attorney (included in Part III of this Registration Statement).
7.1	Form of Indenture.*

*
To be filed by amendment.

III-2

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia on June 22, 2018.
CORREVIO PHARMA CORP.
By:
/s/ Justin Renz

Name: Justin Renz
Title:  Chief Financial Officer
III-3

POWER OF ATTORNEY
KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William Hunter and Justin Renz, and each of them, either of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement and any registration statements filed pursuant to Rule 429 under the Securities Act of 1933 relating to this Registration Statement and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, each acting alone, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 22, 2018.
Signature	Title
/s/ William Hunter William Hunter	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Justin Renz Justin Renz	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ James O’Shea James O’Shea	Director
/s/ Richard M. Glickman Richard M. Glickman	Director
/s/ Mark H. Corrigan Mark H. Corrigan	Director
/s/ Arthur H. Willms Arthur H. Willms	Director
/s/ Robert J. Meyer Robert J. Meyer	Director
III-4

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States on June 22, 2018.
CARDIOME, INC.
(Authorized Representative)
By:
/s/ Justin Renz

Name: Justin Renz
Title:  Chief Financial Officer
III-5